                                                                     EXHIBIT 2.2


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                              AMENDED AND RESTATED
                         GENERAL PARTNERSHIP AGREEMENT


                                       OF

                               TCA CABLE PARTNERS



                          DATED AS OF  APRIL 11, 1996





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                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
ARTICLE I

                                                       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II

                                                    GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.1  Formation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.2  Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.3  Principal Place of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.4  Agent for Service of Process  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.5  Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.6  Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.7  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE III

                                                        MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 3.1  Partnership Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 3.2  Partnership Committee Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 3.3  Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 3.4  Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 3.5  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.6  Disclosure Schedules. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE IV

                                 CAPITAL ACCOUNTS, CAPITAL CONTRIBUTIONS AND WITHDRAWALS  . . . . . . . . . . . . . .  19
         Section 4.1  Capital Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 4.2  Initial Capital Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 4.3  The Closing; Termination Prior to the Effective Time  . . . . . . . . . . . . . . . . . . . . .  21
         Section 4.4  Deliveries at the Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 4.5  Donrey Programming Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 4.6  Conditions to Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 4.7  Additional Capital Contributions by Partners  . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 4.8  Adjustment of Partnership Interests Upon Additional Capital Contributions . . . . . . . . . . .  26

         Section 4.9  Jonesboro System  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 4. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 4.12  Interest on Capital Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         Section 4.13  Transferees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE V

                                                  PARTNERSHIP INTERESTS   . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.1  Partnership Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.2  Transfer of Partnership Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 5.3  Fair Market Value Determination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 5.4  Assignment of Interest in Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE VI

                                           PROFITS AND LOSSES AND DISTRIBUTIONS . . . . . . . . . . . . . . . . . . .  30
         Section 6.1  Allocation of Profits, Gains and Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 6.2  Allocation to Transferred Partnership Interests . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 6.3  Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE VII
                                                 TAX MATTERS AND REPORTS  . . . . . . . . . . . . . . . . . . . . . .  35
         Section 7.1  Filing of Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 7.2  Tax and Financial Reports to Current and Former Partners  . . . . . . . . . . . . . . . . . . .  35
         Section 7.3  Books and Records; Independent Audit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 7.4  Method of Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 7.5  Withholding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 7.6  Tax Elections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE VIII

                                             INDEMNIFICATION AND EXCULPATION  . . . . . . . . . . . . . . . . . . . .  36
         Section 8.1  Indemnification of the Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 8.2  Indemnification of the Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 8.3  Survival of Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 8.4  Exculpation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE IX

TERMINATION AND DISSOLUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 9.1  Events of Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 9.2  Order of Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 9.3  Capital Account Deficits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 9.4  Timing Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE X

REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 10.1  Representations and Warranties of Donrey  . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         Section 10.2  Representations and Warranties of TAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

ARTICLE XI

                                                     EMPLOYEE MATTERS . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 11.1  Post-Closing Obligations to Employees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

ARTICLE XII

                                                       ARBITRATION  . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 12.1  Arbitration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59

ARTICLE XIII

MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 13.1  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
         Section 13.2  Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
         Section 13.3  Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
         Section 13.4  Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
         Section 13.5  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
         Section 13.6  Waiver of Partition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
         Section 13.7  Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
         Section 13.8  Successors; No Third Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
         Section 13.9  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
         Section 13.10  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 13.11  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 13.12  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 13.13  Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 13.14  Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 13.15  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64





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


ARTICLE I - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II - GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.1  Formation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.2  Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.3  Principal Place of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.4  Agent for Service of Process  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.5  Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.6  Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.7  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE III - MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 3.1  Partnership Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 3.2  Partnership Committee Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 3.3  Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 3.4  Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 3.5  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.6  Disclosure Schedules. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE IV - CAPITAL ACCOUNTS, CAPITAL CONTRIBUTIONS        AND WITHDRAWALS . . . . . . . . . . . . . . . . . . . . .  19
         Section 4.1  Capital Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 4.2  Initial Capital Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 4.3  The Closing; Termination Prior to the Effective Time  . . . . . . . . . . . . . . . . . . . . .  21
         Section 4.4  Deliveries at the Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 4.5  Donrey Programming Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 4.6  Conditions to Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 4.7  Additional Capital Contributions by Partners  . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 4.8  Adjustment of Partnership Interests Upon Additional Capital Contributions . . . . . . . . . . .  26
         Section 4.9  Jonesboro System  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 4.10 Contribution of Tonkawa System   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         Section 4.11  Withdrawals of Capital Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         Section 4.12  Interest on Capital Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         Section 4.13  Transferees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE V - PARTNERSHIP INTERESTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.1  Partnership Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.2  Transfer of Partnership Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27





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

         Section 5.3  Fair Market Value Determination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 5.4  Assignment of Interest in Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE VI - PROFITS AND LOSSES AND DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 6.1  Allocation of Profits, Gains and Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 6.2  Allocation to Transferred Partnership Interests . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 6.3  Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE VII - TAX MATTERS AND REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 7.1  Filing of Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 7.2  Tax and Financial Reports to Current and Former Partners  . . . . . . . . . . . . . . . . . . .  35
         Section 7.3  Books and Records; Independent Audit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 7.4  Method of Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 7.5  Withholding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 7.6  Tax Elections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE VIII - INDEMNIFICATION AND EXCULPATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 8.1  Indemnification of the Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 8.2  Indemnification of the Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 8.3  Survival of Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 8.4  Exculpation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE IX - TERMINATION AND DISSOLUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 9.1  Events of Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 9.2  Order of Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 9.3  Capital Account Deficits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 9.4  Timing Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE X - REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 10.1  Representations and Warranties of Donrey  . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         Section 10.2  Representations and Warranties of TAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

ARTICLE XI - EMPLOYEE MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 11.1  Post-Closing Obligations to Employees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

ARTICLE XII - ARBITRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 12.1  Arbitration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59

ARTICLE XIII - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

         Section 13.1  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 13.2  Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 13.3  Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 13.4  Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 13.5  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 13.6  Waiver of Partition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 13.7  Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 13.8  Successors; No Third Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 13.9  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 13.10  Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 13.11  Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 13.12  Survival   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 13.13  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 13.14  Access   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 13.15  Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Affected Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Assumed Donrey Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Assumed TAL Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Assumed TCA Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Book Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Budget  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Cable Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Call  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Call Notice Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Call Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Capital Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Capital Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Cause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Communications Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Copyright Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Depreciation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Donrey  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 4
Donrey Adverse Tax Consequence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Donrey Affected Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Donrey Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Donrey Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Donrey Disclosure Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Donrey Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Donrey Franchises and Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Donrey Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Donrey Programming Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Donrey Retirement Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Donrey Systems  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Environmental Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

Fair Market Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
FCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Free Cash Flow  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Indemnified Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Indemnifying Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Initial Capital Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Investment Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Jonesboro System  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Legal Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Loan Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Management Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Material Contractual Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Materials of Environmental Concern  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Members . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Minimum Gain  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Non-TCA Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Nonrecourse Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Partner Nonrecourse Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Partner Nonrecourse Debt Minimum Gain . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Partner Nonrecourse Deductions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Partnership Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Partnership Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Profits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Put Notice Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Put Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Retirement Plan Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Systems . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
TAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
TAL Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
TAL Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
TAL Disclosure Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
TAL Entities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
TAL Excluded Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

TAL Franchises and Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
TAL Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
TAL Retransmission Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
TAL Systems . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
TCA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
TCA Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
TCA Change of Contro  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
TCA Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
TCA Excluded Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
TCA Franchises and Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
TCA Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
TCA Management Co.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
TCA Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
TCA Savings Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
TCA Systems . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                              AMENDED AND RESTATED
                         GENERAL PARTNERSHIP AGREEMENT


                 This Amended and Restated General Partnership Agreement is entered into and effective as of April 11, 1996, by and between DR Partners, a Nevada general partnership ("Donrey"), and TAL Financial Corporation, a Nevada corporation ("TAL") and a wholly owned subsidiary of TCA Cable TV, Inc., a Texas corporation ("TCA").

                 WHEREAS, Donrey and TAL have entered into a General Partnership Agreement effective as of December 13, 1995 (the "Original Partnership Agreement") pursuant to which Donrey and TAL agreed to form TCA Cable Partners General Partnership, the general partnership provided for herein, pursuant to the Uniform Partnership Act of the State of Delaware; and

                 WHEREAS, the assets and liabilities of TAL to be transferred to the Partnership by TAL pursuant to Article IV hereof are presently held and operated by TAL Entities, and, to avoid the expense and inconvenience of multiple distributions and assumptions of such assets and liabilities, TAL will cause such entities to transfer such assets and liabilities directly to the Partnership on TAL's behalf;

                 WHEREAS, TCA has agreed to unconditionally guarantee the obligations of TAL hereunder;

                 WHEREAS, Donrey and TAL desire to amend and restate the Original Partnership Agreement in its entirety;

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree that the Original Partnership Agreement shall be amended and restated in its entirety as follows:

                                   ARTICLE I

                                  DEFINITIONS

                 For purposes of this Agreement, the following terms shall have the meanings set forth below:

                 "Act" shall mean the Uniform Partnership Act of the State of Delaware.

                 "Agreement" shall mean this Amended and Restated TCA Cable Partners General Partnership Agreement, as it may be further amended from time to time in accordance with the terms hereof.

                 "Assets" shall mean the Donrey Assets, and the TAL Assets.

                 "Assumed Donrey Contracts" shall mean the contracts, leases and other agreements listed on Schedule 1.1 hereto.

                 "Assumed TAL Contracts" shall mean the contracts, leases and other agreements listed on Schedule 1.2 hereto.

                 "Book Value" means, with respect to any asset of the Partnership, the adjusted basis of such asset as of the relevant date for federal income tax purposes, except as follows:

                          (i) the Book Value of any asset contributed by a Partner to the Partnership shall be the Fair Market Value of such asset;

                          (ii) the Book Value of all Partnership assets (including intangible assets such as goodwill) shall be adjusted to equal their respective Fair Market Values as of the following times:

                          (A) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution;

                          (B) the distribution by the Partnership to a Partner of more than a de minimis amount of money or Partnership property as consideration for an interest in the Partnership; and

                          (C) the liquidation of the Partnership within the meaning of Treasury Regulations, Section
                 1.704-1(b)(2)(iv)(f)(5)(ii); and

                          (iii) if the Book Value of an asset has been determined or adjusted pursuant to subsection (i) or (ii) above, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses and other items allocated pursuant to Section 6.1.

                 The foregoing definition of Book Value is intended to comply with the provisions of Treasury Regulations, Section 1.704-1(b)(2)(iv) and shall be interpreted and applied consistently therewith.

                 "Business" shall mean the business of acquiring, investing, owning, constructing, maintaining, promoting, selling, disposing and otherwise operating the Systems.

                 "Cable Act" shall mean the Cable Television Consumer Protection and Competition Act of 1992.

                 "Capital Accounts" shall mean the capital accounts maintained by the Partnership for each Partner as described in Section 4.1 hereof.

                 "Capital Contributions" shall mean the contributions made to the capital of the Partnership by the Partners and credited to their respective Capital Accounts pursuant to Article IV hereof.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 "Communications Act" shall mean the Communications Act of 1934, as amended.

                 "Copyright Act" shall mean the Copyright Act of 1976, as amended.

                 "Depreciation" means, for each Fiscal Year or part thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year or part thereof, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes, the depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof shall be an amount which bears the same ratio to such Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof bears to such adjusted tax basis. If such asset has a zero adjusted tax basis, the depreciation, amortization or other cost recovery deduction for each Fiscal Year shall be determined under a method agreed to by the Partners.

                 "Distributions" shall mean the distributions from the Partnership described in Section 6.3 hereof.

                 "Donrey" shall mean DR Partners, a Nevada general partnership.

                 "Donrey Adverse Tax Consequence" shall mean the imposition of tax under Section 1374 of the Code on Donrey or any of its affiliates as a result of any sale, exchange, transfer or other disposition by the Partnership of any of the Donrey Assets.

                 "Donrey Assets" shall mean all right, title and interest of Donrey in, to and under all of the assets and properties (of every kind, character and description wherever located) primarily relating to the operation of the Donrey Systems, including, without limitation:

                 (a) all tangible personal property, including but not limited to tower equipment, antennae, aboveground and underground cable, distribution systems, headend amplifiers, line amplifiers, earth satellite receive stations and related equipment, microwave equipment converters, testing equipment, office equipment, furniture, fixtures, supplies, inventory, and other physical assets;

                 (b) the interests in real property owned or leased by Donrey, including all improvements thereon owned by Donrey;

                 (c)      the Donrey Franchises and Licenses;

                 (d)      the Assumed Donrey Contracts; and

                 (e)      the Donrey Books and Records.

                 "Donrey Books and Records" shall mean all books and records (or true and complete copies thereof), including computerized books and records maintained by Donrey which relate to the Donrey Systems and are necessary for the Partnership to operate the Donrey Systems after the Effective Time, including, without limitation, statements of account filed by or on behalf of Donrey with the U.S. Copyright Office with respect to the Donrey Systems, books of account, general, financial, tax and personnel records, sales, adverting, marketing or promotional records and literature and other sales-related materials with respect to the Donrey

Systems, and the Donrey Franchises and Licenses (including all correspondence, orders or related materials).

                 "Donrey Disclosure Schedules" shall mean the written disclosure schedules Donrey is delivering to TAL simultaneously with the execution and delivery hereof, containing various exceptions to the representations and warranties of Donrey as set forth in this Agreement.

                 "Donrey Excluded Assets" shall mean the following assets and properties of Donrey used by Donrey in the operation of the Donrey Systems which are not being contributed to the Partnership:

                 (a)      all accounts receivable;

                 (b) all cash and cash equivalents on hand or on deposit in banks;

                 (c) insurance policies and rights under or arising from such policies (including pre-paid premiums and receivables);

                 (d)      all rights of Donrey under this Agreement;

                 (e) any rights of Donrey to the name "DONREY" or any variation thereof; provided, however, that for a period of one year from the Effective Time, the Partnership may use any stationary or billing forms or other Donrey Assets existing on at the Effective Time bearing the name "Donrey" or which were in stock or ordered on the Effective Time;

                 (f) all rights of Donrey under the Donrey Retransmission Consent Agreements;

                 (g) all rights of Donrey under the Donrey Programming Agreements; and

                 (h) all assets and properties of Donrey not primarily relating to or used in the operation of the Donrey Systems.

                 "Donrey Franchises and Licenses" shall mean the governmental permits, licenses, registrations, and applications held or filed by Donrey and required for the ownership of the Donrey Assets and the lawful operation of, or appropriate with respect to, the Donrey Systems, including, without limitation, all licenses, permits and authorizations issued or granted by the FCC or any state or local governmental authority, all franchises, permits, intangible CATV channel distribution rights, cable television relay service (CARS), domestic satellite receive only (TVRO), business radio and other licenses, permits or similar authorizations.

                 "Donrey Liabilities" shall mean (i) liabilities to be paid or performed after the Effective Time under the Assumed Donrey Contracts which are assigned to the Partnership at the Effective Time pursuant to Article IV hereof, and (ii) all liabilities and obligations arising out of the Partnership's ownership of the Donrey Assets or operation of the Donrey Systems after the Effective Time.

                 "Donrey Programming Agreements" shall mean those agreements listed on Schedule 1.3 hereto.

                 "Donrey Retransmission Consent Agreements" shall mean those agreements listed on Schedule 1.4 hereto.

                 "Donrey Systems" shall mean the cable television systems serving the towns of Bartlesville and Dewey, Oklahoma, Blackwell, Oklahoma, Vallejo, California, Guymon, Oklahoma, and Rogers and Little Flock, Arkansas and unincorporated areas adjacent to the foregoing cities; provided, however that in the event Donrey contributes the Tonkawa System to the Partnership as part of its Initial Capital Contribution pursuant to Section 4.10(a) hereof, the "Donrey Systems" shall be deemed to include the Tonkawa System and provided further, that in the event Donrey contributes the Tonkawa System to the Partnership as an additional Capital Contribution pursuant to Section 4.10 (b) hereof, the "Donrey Systems" shall be deemed to include the Tonkawa System for purposes of this Agreement other than for purposes of Section 10.1 and Article VIII hereof.

                 "Effective Time" shall mean the date and time that Donrey and TAL make their initial capital contributions pursuant to Article IV hereof.

                 "Environmental Claim" shall mean any written notice by a person or entity alleging liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern in violation of any Environmental Law at any location or (b) circumstances forming the basis of any violation of any Environmental Law.

                 "Environmental Laws" shall mean all federal, state, local and foreign laws and regulations (including common law) relating to pollution or protection of the environment (including, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling, reporting or handling of Materials of Environmental Concern and the construction and siting of facilities.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 "Fair Market Value" shall mean (i) with respect to the Initial Capital Contributions, the fair market value thereof as agreed to by the Partners and set forth on Exhibit A attached hereto and (ii) with respect to any revaluation of any partnership asset on the books of the Partnership and the valuation of any asset subsequently contributed to the Partnership or distributed by the Partnership, the fair market value agreed to by the Partners. With respect to Section 5.2 hereof, Fair Market Value shall mean the price, determined in accordance with Section 5.3 hereof, at which the Partnership would be sold in an arm's length transaction between a willing seller and a willing buyer under no compulsion to buy or sell, but with the expectation of concluding the purchase or sale within a reasonable time, taking into account all relevant factors, including, without limitation, the assets and liabilities associated with the Business, the rights and obligations that would be assigned to and assumed by any such buyer, and market conditions. For purposes of Section 5.3 the Fair Market Value of the Partnership shall be deemed to include the value of any programming agreements, retransmission consents, must carry agreements or other agreements held by TCA Management Co. for the benefit of the Partnership, as if such agreements were held directly by the Partnership.

                 "FCC" shall mean the Federal Communications Commission.

                 "Fiscal Year" shall have the meaning set forth in Section 2.7 hereof.

                 "Free Cash Flow" shall mean the amount of cash received by the Partnership from operations, any transaction, and any dividends, interest or other cash distributions from any Person in which the Partnership has an interest which is in excess of 100% of the amount of cash reasonably contemplated by the Budget as being necessary for the cash payment of the Partnership's operating expenses, debt service, contingencies, budgeted capital expenditures and anticipated working capital requirements.

                 "Initial Capital Contribution" shall mean with respect to each of Donrey and TAL the initial capital contributions made by such Partner pursuant to Section 4.2 hereof.

                 "Interest" means, with respect to any Partner at any time, such Partner's entire beneficial partnership ownership interest in the Partnership at such time, including such Partner's Capital Account, voting rights, and right to share in Profits and Losses, Distributions and all other benefits of the Partnership as specified in this Agreement, together with such Partner's obligations to comply with all of the terms of this Agreement.

                 "Jonesboro System" shall mean the cable television system serving the towns of Jonesboro, Walnut Ridge and Imboden Arkansas and unincorporated areas adjacent thereto.

                 "Legal Expenses" of a Person shall mean any and all fees, costs and expenses of any kind incurred by such Person and its counsel (whether one or more) in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to, any threatened or asserted claim.

                 "Liens" shall mean any mortgage, security interest, lien, pledge, escrow, option, right of first refusal, indenture, easement, license, security agreement or encumbrance of any kind or character.

                 "Losses" shall mean all losses, damages, liabilities, claims, out-of-pocket costs and expenses, of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including, without limitation, any and all Legal Expenses.

                 "Management Agreement" shall mean the agreement, dated the Effective Time substantially in the form attached hereto as Exhibit A, pursuant to which TCA Management Co. shall manage the Partnership.

                 "Material Contractual Consents" shall mean consents under: (i) the Donrey Franchises and Licenses; (ii) the TAL Franchises and Licenses; (iii) pole attachment or joint line agreements, underground conduit agreements, crossing agreements, construction permits or retransmission consent agreements; or (iv) any other contracts that contemplate payments by or to Donrey or TAL in any 12 month period exceeding $50,000 individually or $250,000 in the aggregate.

                 "Materials of Environmental Concern" shall mean hazardous materials, hazardous wastes, hazardous substances, other wastes or contaminants including, without limitation, newspaper ink, and radio frequency energy, the handling, storage or disposal of which is governed by Environmental Laws.

                 "Minimum Gain" with respect to any Fiscal Year of the Partnership shall mean the minimum gain of the Partnership computed in accordance with the principles of Treasury Regulations, Section 1.704-2(d) and
(k).

                 "Nonrecourse Liabilities" shall mean liabilities of the Partnership for which no Partner bears the economic risk of loss, in accordance with Treasury Regulations, Sections 1.704-2(b)(3) and 1.752-1(a)(2).

                 "Partner" shall mean each of Donrey and TAL.

                 "Partner Nonrecourse Debt" shall mean any nonrecourse debt of the Partnership (as defined in Treasury Regulations, Section 1.1001 - 2) for which any Partner bears the economic risk of loss, in accordance with Treasury Regulations, Sections 1.704-2(b)(4) and 1.752-2.

                 "Partner Nonrecourse Debt Minimum Gain" shall have the meaning set forth in Treasury Regulations, Section 1.704 - 2(i)(2).

                 "Partner Nonrecourse Deductions" shall have the meaning set forth in Treasury Regulations, Section 1.704-2(i)(2) and as determined in accordance with Treasury Regulations, Section 1.704-2(k).

                 "Partnership" shall mean the partnership formed by this Agreement, which partnership is known as TCA Cable Partners, a Delaware general partnership.

                 "Partnership Interest" shall mean with respect to each Partner, the percentage ownership interest of such Partner in the Partnership specified in Section 5.1, as adjusted in accordance with the terms of this Agreement.

                 "Person" shall mean any individual, partnership, corporation, trust or other entity.

                 "Profits" or "Losses" means, for each Fiscal Year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                 (a) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

                 (b)  any expenditures of the Partnership described in Code
         Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations, Section
         1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or loss;

                 (c) in the event the Book Value of any Partnership asset is adjusted, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                 (d) upon any distribution of any Partnership asset other than cash, the distributed asset shall be treated as if it had been sold for its Fair Market Value and the resulting gain or loss shall be taken into account as gain or loss from the disposition of the asset for purposes of computing Profits or Losses;

                 (e) gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, rather than the adjusted tax basis of such property;

                 (f) in lieu of the depreciation, amortization or other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period; and

                 (g) such taxable income or loss shall be deemed not to include any income, gain, loss, deduction or other item thereof allocated pursuant to Section 6.1(c).

                 "Systems" shall mean the Donrey Systems and the TAL Systems.

                 "TAL Assets" shall mean all right, title and interest of TCA, TAL or the TAL Entities in, to and under all of the assets and properties (of every kind, character and description wherever located) primarily relating to the operation of the TAL Systems, including, without limitation:

                 (a) all tangible personal property, including but not limited to tower equipment, antennae, aboveground and underground cable, distribution systems, headend amplifiers, line amplifiers, earth satellite receive stations and related equipment, microwave equipment converters, testing equipment, office equipment, furniture, fixtures, supplies, inventory, and other physical assets;

                 (b) the interests in real property owned or leased by TCA, TAL or the TAL Entities including all improvements thereon owned by TCA, TAL or the TAL Entities;

                 (c)      the TAL Franchises and Licenses;

                 (d)      the Assumed TAL Contracts;

                 (e)      the TAL Books and Records; and

                 (f)      the right to use the name "TCA" as set forth in
         Section 4.2 hereof.

                 "TAL Books and Records" shall mean all books and records (or true and complete copies thereof), including computerized books and records maintained by TCA, TAL or the TAL Entities which relate to the TAL Systems and are necessary for the Partnership to operate the TAL Systems after the Effective Time, including, without limitation, statements of account filed by or on behalf of TCA, TAL or the TAL Entities with the U.S. Copyright Office with respect to the TAL Systems, books of account, general, financial, tax and personnel records, sales, adverting, marketing or promotional records and literature and other sales-related materials with respect to the TAL Systems, and the TAL Franchises and Licenses (including all correspondence, orders or related materials).

                 "TAL Disclosure Schedules" shall mean the written disclosure schedules TAL is delivering to Donrey simultaneously with the execution and delivery hereof, containing various exceptions to the representations and warranties of TAL as set forth in this Agreement.

                 "TAL Entities" shall mean Teleservice Corporation of America, a Texas Corporation, Texas Community Antennas, Inc. a Texas corporation, Delta Cablevision, Inc., an Arkansas corporation, Tele-Communications of Northwest Arkansas, L.P., a Delaware limited partnership, Tele-Communications of Arkansas, L.P., a Delaware limited partnership and Telecable Associates, a Texas corporation.

                 "TAL Excluded Assets" shall mean the following assets and properties of TAL used by TCA, TAL or the TAL Entities in the operation of the TAL Systems which are not being contributed to the Partnership:

                 (a)  all accounts receivable;

                 (b) all cash and cash equivalents on hand or on deposit in banks;

                 (c) insurance policies and rights under or arising from such policies (including pre-paid premiums and receivables);

                 (d)  all rights of TAL under this Agreement;

                 (e) any rights of TCA, TAL or the TAL Entities to the name "TCA" or any variation thereof; provided however that TCA shall contribute to the Partnership the right to use the name "TCA" as set forth in Section 4.2; and

                 (f) all assets and properties of TCA, TAL or the TAL Entities not primarily relating to or used in the operation of the TCA Systems; and

                 (g) the TAL Retransmission Agreements, which shall be retained by TCA Management Co.

                 "TAL Franchises and Licenses" shall mean the governmental permits, licenses, registrations, and applications held or filed by TCA, TAL or the TAL Entities and required for the ownership of the TAL Assets and the lawful operation of, or appropriate with respect to, the TAL Systems, including, without limitation, all licenses, permits and authorizations issued or granted by the FCC or any state or local governmental authority, all franchises, permits, intangible CATV channel distribution rights, cable television relay service
(CARS), domestic satellite receive only (TVRO), business radio and other licenses, permits or similar authorizations.

                 "TAL Retransmission Agreements" shall mean those agreements listed on Schedule 1.4 hereto.

                 "TAL Liabilities" shall mean (i) liabilities to be paid or performed after the Effective Time under the Assumed TAL Contracts which are assigned to the Partnership at the Effective Time pursuant to Article IV hereof, and (ii) all liabilities and obligations arising out of the Partnership's ownership of the TAL Assets or operation of the TAL Systems after the Effective Time.

                 "TAL Systems" shall mean the cable television systems serving the towns of Arkadelphia, Arkansas, Batesville, Arkansas, Bentonville, Arkansas, Berryville, Arkansas, El Dorado, Arkansas, Fayetteville, Arkansas, Greenville, Mississippi, Harrison, Arkansas, Heber Springs, Arkansas, Helena, Arkansas, Hot Springs, Arkansas, Mena, Arkansas, McGehee, Arkansas, Magnolia, Arkansas, Mountain Home, Arkansas, Malvern, Arkansas, Newport, Arkansas, Ozark, Arkansas, Pocahontas, Arkansas, Russellville, Arkansas, Siloam Springs, Arkansas and Springdale, Arkansas and unincorpo- rated areas adjacent to the foregoing cities to be contributed to the Partnership by TAL pursuant to
Article IV hereof.

                 "Taxes" shall mean all taxes, charges, fees, levies, or other assessments, including, without limitation, income, net income, profits, gross receipts, ad valorem, excise, property, sales, gains, transfer, payroll, employment, severance, withholding, intangibles and franchise taxes, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof, and including any interest, penalties or additions attributable thereto.

                 "TCA Change of Control" shall occur upon any of the following:
(i) any "person" (as defined in Section 13(d) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of more than 50% of the total voting power of all shares of capital stock of TCA entitled to vote generally in the election of directors, (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors of TCA: individuals who, on the date hereof, constitute the Board of Directors and any new director

(other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of TCA) whose appointment or election by the Board or nomination for election by TCA's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved, (iii) TCA consolidates with or merges with or into another corporation or conveys, transfers or leases all or substantially all of its assets to any person (other than an entity that following such transaction is controlled by the persons who were shareholders of TCA immediately preceding such transaction), in either event pursuant to a transaction in which the outstanding shares of capital stock of TCA entitled to vote in the election of directors is changed into or exchanged for cash, securities or other property, or (iv) TCA does not own, directly or through wholly owned subsidiaries, 51% of the issued and outstanding capital stock of TCA Management Co.

                 "TCA Management Co." shall mean TCA Management Company, a Texas corporation, in its capacity as operator of the Partnership pursuant to the Management Agreement.

                 "Tonkawa System" shall mean the cable television system serving the towns of Tonkawa, Oklahoma and unincorporated areas adjacent thereto.



                                   ARTICLE II

                               GENERAL PROVISIONS

                 Section 2.1 Formation. The Partners hereby form a general partnership pursuant to the laws of the State of Delaware.

                 Section 2.2 Name. The name of the Partnership shall be TCA Cable Partners.

                 Section 2.3 Principal Place of Business. The principal place of business of the Partnership shall be located at 3015 SE Loop 323, Tyler, Texas 75701. The principal place of business of the Partnership may be changed by the Partnership Committee. The Partnership may engage in business in such place or places as may be permitted by law.

                 Section 2.4 Agent for Service of Process. The agent for service of process for the Partnership and its address shall be the Chairman of the Partnership and the address of the Partnership's principal place of business, respectively. The agent for service of process may be changed by the Partnership Committee.

                 Section 2.5 Purpose. The purpose of the Partnership shall be to engage in and conduct the Business and to do any and all acts and things which may be necessary, incidental or convenient to carry on the Business as contemplated by this Agreement. The Partnership may engage in any business other than the Business as the Partnership Committee may determine pursuant to
Section 3.4 hereof.

                 Section 2.6 Term. The term of the Partnership shall be from the Effective Time through twenty-five (25) years from the Effective Time, unless extended by the unanimous consent of the Partners or dissolved as provided herein.

                 Section 2.7 Fiscal Year. Unless the Partnership Committee shall at any time determine otherwise, the fiscal year of the Partnership shall end on October 31.

                                  ARTICLE III

                                   MANAGEMENT

                 Section 3.1  Partnership Committee.

                 (a) Except as otherwise expressly provided in this Agreement, complete and exclusive power to direct and control the business affairs of the Partnership is delegated to a Partnership Committee (the "Partnership Committee"), which will initially consist of five members (the "Members"). TAL will appoint the Members and shall select one of its appointees to serve as Chairman. Members may be removed only by a majority of the entire Partnership Committee. Vacancies on the Partnership Committee shall be filled by a majority of the Partnership Committee then in office.

                 (b) The Partnership Committee hereby delegates to TCA Management Co. the authority to manage the day to day affairs of the Business in accordance with and to the extent provided in this Agreement, the Management Agreement and the Budget (as hereinafter defined). The Partnership Committee shall instruct TCA Management Co. not to take any action on behalf of the Partnership which is not so authorized by the Management Agreement, the Budget or the Partnership Committee.

                 Section 3.2  Partnership Committee Meetings.

                 (a) Meetings of the Partnership Committee may be called at any time by any Member on at least five business days written notice, stating the purpose of the requested meeting, but must be held at least once each fiscal quarter.

                 (b) Members may participate in a meeting of the Partnership Committee by means of conference telephones or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                 (c) Members may act by written consent provided that at least four Members have signed such consent or counterparts thereof.

                 Section 3.3 Voting. On any matter on which a vote is taken, each of the Members shall have one vote. If one of the Members is not present at a meeting, the Member shall be entitled to appoint a representative to attend such meeting and cast the absent Member's vote. No action may be taken at a meeting of the Partnership Committee unless a quorum for the transaction of business consisting four Members is present. Except as otherwise provided in this Agreement, all actions by the Partnership Committee shall require the affirmative vote of three Members on the Partnership Committee.

                 Section 3.4  Management.

                 (a) Except as otherwise provided in this Agreement, the Partnership Committee shall be responsible for taking all actions not otherwise delegated to TCA Management Co. pursuant to the terms of the Management Agreement, the Budget and Section 3.4(b) hereof.

                 (b) The Partnership Committee shall adopt on or before October 31 of each Fiscal Year an annual budget setting forth the Partnership's proposed expenditures for repair, maintenance and operations and for expansion and other capital expenditures for the next fiscal year (as supplemented or amended from time to time by the unanimous vote of the Partnership Committee, the "Budget"). The business and affairs of the Partnership shall be conducted in accordance with the terms of the Budget. Notwithstanding any other provision of this Agreement, the following actions shall require the unanimous approval of the Partnership
Committee:

                          (i) the adoption of the Budget for all years after the fiscal year ending October 31, 1996;

                          (ii) the approval of capital expenditures not provided for in the Budget in excess of $500,000 in the aggregate during any fiscal year;

                          (iii)  the incurrence by the Partnership of
         indebtedness not provided for in the Budget in excess of $500,000 in the aggregate during any fiscal year;

                          (iv) the institution or settlement of any litigation or arbitration with third parties in excess of $150,000;

                          (v) the commitment of the Partnership to any arrangement, contract or agreement which creates a liability of the Partnership or invoices an expenditure of funds by the Partnership not provided for in the Budget, in excess of $500,000 in the aggregate, during any fiscal year;

                          (vi) the leasing of real or personal property by the Partnership not provided for in the Budget if the total payments during the term of the lease exceed $500,000;

                          (vii) the approval of the annual and quarterly financial statements which approval will not be unreasonably withheld;

                          (viii) the advancement or lending of any funds of the Partnership, or on behalf of the Partnership, the guarantee of a loan to any other Person, in each case not provided for in the Budget where the dollar amount involved exceeds $150,000;

                          (ix) the call for additional Capital Contributions to the Partnership not provided for in the Budget;

                          (x)  the admission of new partners to the
         Partnership;

                          (xi) except as required by law, a change in the financial accounting or tax principles used by the Partnership;

                          (xii) a sale, transfer or encumbrance of a Partner's interest in the Partnership, other than (w) a bona fide pledge of a Partner's Partnership Interest to any financial institution or institutions as security for the extension of financing to such Partner by such institution or institutions, (x) a transfer of Donrey's Partnership Interest to Stephens Group, Inc. ("Stephens Group") or any of its affiliates, or (y) a transfer of TAL's Partnership Interest to TCA or any of its affiliates; provided, however, that no such transfer by a Partner of its Partnership Interest shall relieve such Partner of its obligations under Article VIII hereunder;

                          (xiii) the dissolution, liquidation, merger, consolidation or other business combination of the Partnership not provided for in the Budget;

                          (xiv)  the creation of any mortgage, pledge,
         consensual lien or other security interest or the sale, transfer, assignment or other disposition of any assets or properties of the Partnership, in each case not provided for in the Budget and in excess of $500,000 in the aggregate during any fiscal year;

                          (xv)  the amendment of this Agreement;

                          (xvi) the approval of distributions not provided for in the Budget or contemplated by Section 6.3 hereof;

                          (xvii) except for the Management Agreement, entering into agreements or material transactions between the Partnership and
         (a) either Partner or any associate, affiliate, subsidiary of such Partner, (b) a director or executive officer of TCA Management Co.;

                          (xviii) changing the scope of the Business in a manner not contemplated by the Budget;

                          (xix) the disposition of any of the Donrey Assets in a manner which shall have a Donrey Adverse Tax Consequence;

                          (xx) the termination, amendment or modification of the Management Agreement;

                          (xxi) committing or causing the Partnership to create or enter into, any corporation, partnership, joint venture, association, trust or other business entity or the acquisition, directly or indirectly, of any assets from or any participation in any other Person not provided for in the Budget;

                          (xxii)  the selection of the Partnership's
         independent accountants which accountants shall be Coopers & Lybrand, L.L.P. for the fiscal year ended October 31, 1996; and

                          (xxiii) causing or permitting any Person to take any action which, if it had been taken by the Partnership, would require a unanimous vote of the Members pursuant to any of the foregoing.

                 (c) Notwithstanding any other provision of this Agreement, in the event of a TCA Change of Control, Donrey shall be entitled to appoint two out of the five Members to the Partnership Committee.

                 (d) Notwithstanding any other provision of this Agreement, each Partner shall have the unilateral right to cause the Partnership to (i) seek indemnification against a Partner pursuant to Section 8.2 hereof or (ii) institute legal proceedings against a Partner pursuant to Section 4.6(b) hereof.

                 Section 3.5 Insurance. The Partnership shall carry or cause to be carried on its behalf with carriers acceptable to the Partnership Committee all property, liability and workers' compensation insurance and such other insurance as shall be required under applicable mortgages, leases, agreements, and other instruments and statutes or as determined by the Partnership Committee in at least such coverage amounts as are set forth on Exhibit D hereto unless otherwise determined by the Partnership Committee. All such insurance policies shall provide coverage to the Partners as named insureds.

                 Section 3.6 Disclosure Schedules. Attached hereto as Exhibits E and F are the Donrey Disclosure Schedules and the TAL Disclosure Schedules, respectively.

                                   ARTICLE IV

            CAPITAL ACCOUNTS, CAPITAL CONTRIBUTIONS AND WITHDRAWALS

                 Section 4.1  Capital Accounts.

                 (a) A Capital Account shall be maintained for each Partner in accordance with federal income tax accounting principles and Treasury Regulations, Section 1.704-1(b)(2)(iv). This Section 4.1 is intended to comply with such principles and requirements and shall be interpreted consistently therewith. The initial balance of each Partner's Capital Account shall be the Fair Market Value (net of liabilities secured by the contributed asset which the Partnership is treated as assuming or taking subject to under Section 752 of the Code) of the Initial Capital Contribution of each Partner as set forth on Exhibit B hereto. Subsequent to the date of this Agreement, each Capital Account shall be:

                          (i)  increased by (1) the amount of the cash
         contribution to the capital of the Partnership by such Partner, (2) the Fair Market Value of property contributed to the Partnership by such Partner on the date of such contribution (net of any liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Section 752 of the
         Code), (3) the distributive share of the Partnership's Profits, as allocated to such Partner pursuant to Sections 6.1(a) and (b) hereof and (4) any positive adjustment to such Capital Account by reason of an adjustment to the Book Value of Partnership assets;

                          (ii) decreased by (1) the amount of all cash distributions to such Partner pursuant to this Agreement, (2) the Fair Market Value of property distributed to such Partner (net of any liabilities secured by such property that the Partner is considered to assume or take subject to under Section 752 of the Code), (3) the distributive share of the Partnership's Losses, as allocated to such Partner pursuant to Sections 6.1(a) and (b) hereof and (4) any negative adjustment to such Capital Account by reason of an adjustment to the Book Value of Partnership Assets; and

                          (iii)  otherwise adjusted to comply with the
         requirements of Treasury Regulations, Section 1.704-1(b)(2)(iv).

                 Section 4.2  Initial Capital Contributions.

                 (a) (i) At the Effective Time, Donrey shall contribute to the capital of the Partnership and shall sell, convey, transfer and assign to the Partnership, all of the right, title and interest of Donrey in and to the Donrey Assets and the Partnership shall assume the Donrey Liabilities.

                          (ii) At the Effective Time, Donrey shall transfer and assign to TCA Management Co. all of the rights and interests of Donrey under the Donrey Retransmission Consent Agreements.

                          (iii) Notwithstanding anything in this Agreement to the contrary, Donrey shall retain title to, and possession of, and Donrey shall not sell, assign, convey, transfer or deliver any right, title or interest of Donrey in or to the Donrey Excluded Assets.

                 (b) (i) At the Effective Time, TAL shall contribute, or cause to be contributed, to the capital of the Partnership and shall sell, convey, transfer and assign, or cause to be sold, conveyed, transferred or assigned, to the Partnership, (x) all of the right, title and interest of TCA, TAL and the TAL Entities in and to the TAL Assets and (y) a non-exclusive, royalty free license to use for the duration of the Partnership all rights of TCA, TAL and the TAL Entities in and to the name "TCA" and the Partnership shall assume the TAL Liabilities.

                          (ii) Notwithstanding anything in this Agreement to the contrary, TCA, TAL and the TAL Entities shall retain title to, and possession of, and TCA, TAL and the TAL Entities shall not sell, assign, convey, transfer or deliver any right, title or interest of TCA, TAL or the TAL Entities in or to the TAL Excluded Assets; provided, however, that the TAL Retransmission Agreements shall continue to be held by TCA Management Co. for the benefit of the Partnership.

                 (c) Exhibit A hereto sets forth the adjusted tax basis and the Fair Market Value of the assets to be contributed by each Partner to the Partnership.

                 Section 4.3  The Closing; Termination Prior to the Effective
Time.

                 (a) Upon the terms and subject to the conditions contained in this Agreement, the closing of the transactions contemplated by Section 4.2 hereof shall take place at the offices of Jackson & Walker, L.L.P., 901 Main Street, Dallas, Texas at 9:30 a.m., local time on May 1, 1996 or at such other date, time and place as the parties hereto may otherwise agree.

                 (b) This Agreement may be terminated at any time prior to the Effective Time:

                          (i)  by mutual consent of Donrey and TAL; or

                          (ii) by either Donrey or TAL if the Initial Capital Contributions shall have not been made pursuant to Section 4.2 of this Agreement on or before June 30, 1996 (unless the failure to so consummate the Initial Capital Contributions on or before such date shall be due to the wilful action or failure to act of the party seeking to terminate this Agreement).

                 (c) Upon termination of this Agreement pursuant to Section 4.3(b) hereof, this Agreement will forthwith become null and void; except that Sections 13.3 and 13.13 hereof shall survive such termination and that termination of this Agreement will not relieve either party of any liability for wilful breach of any covenants or agreements hereunder.

                 (d) Donrey and TAL will each use commercially reasonable efforts to cause its Initial Capital Contribution to be made in accordance with
Section 4.2 of the Agreement.

                 Section 4.4 Deliveries at the Effective Time. In order to effect the Initial Capital Contributions (a) Donrey shall execute and deliver to the Partnership (i) such general and specific bills of sale, endorsements, assignments, deeds and such other good and sufficient instruments of conveyance and transfer as shall be necessary to vest in the Partnership good and marketable title to the Donrey Assets, and (ii) all other documents, instruments and writings required to be delivered by Donrey to the Partnership pursuant to this Agreement or otherwise required in connection herewith, (b) Donrey shall execute and deliver to TCA Management Co. such assignments as shall be necessary to transfer to TCA Management Co. all rights and interests of Donrey under the Donrey Retransmission Consent Agreements, (c) TAL shall execute and deliver, or cause to be executed and delivered, to the Partnership
(i) such general and specific bills of sale, endorsements, assignments, deeds and such other good and sufficient instruments of conveyance and transfer as shall be necessary to vest in the Partnership good and marketable title to the TAL Assets and (ii) all other documents, instruments and writings required to be delivered by or on behalf of TAL to the Partnership pursuant to this Agreement or otherwise required in connection herewith, (d) the Partnership shall execute and deliver to Donrey an assumption agreement pursuant to which the Partnership shall assume the Donrey Liabilities (other than liabilities associated with the Donrey Retransmission Consent Agreements), (e) TCA Management Co. shall execute and deliver to Donrey an assumption agreement pursuant to which TCA Management Co. shall assume the Donrey Liabilities associated with the Donrey Retransmission Consent Agreements, and (f) the Partnership shall execute and deliver to TAL an assumption agreement pursuant to which the Partnership shall assume the TAL Liabilities.

                 Section 4.5 Donrey Programming Agreements. At or prior to the Effective Time, Donrey shall send notification of its intent to cancel, effective the Effective Time the Donrey Programming Agreements.

                 Section 4.6  Conditions to Contributions.

                 (a) The respective obligations of each of Donrey and TAL to make its Initial Capital Contribution shall be subject to the following conditions:

                          (i) The absence of any effective injunction, writ, preliminary restraining order of a court of competent jurisdiction directing that the transactions provided for herein may not be consummated.

                          (ii) All approvals of the FCC, any state or local communications authority necessary to the consummation of the transactions contemplated hereby and all Material Contractual Consents as set forth on Schedule 4.5(a)(ii) shall have been obtained on terms and conditions reasonably satisfactory to Donrey and TAL.

                          (iii) No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted (a) to restrain, prohibit or invalidate the transactions contemplated by this Agreement, (b) which seeks material or substantial damages by reason of completion of such transaction or (c) which may materially affect the right of the Partnership to own, operate or control after the Effective Time all or any material portion of the Donrey Assets or the TAL Assets.

                          (iv) The Partnership shall have entered into a Management Agreement with TCA Management Co., pursuant to which TCA Management Co. will manage the business of the Partnership, the terms and conditions of such Management Agreement to be satisfactory to each of Donrey and TAL.

                          (v) The Partnership shall have entered into lease agreements with Donrey covering the premises occupied by the Vallejo and Bartlesville Donrey Systems substantially in the forms attached hereto as Exhibits G-1 and G-2, respectively.

                          (vi) Donrey and TAL shall have agreed upon the Budget for the Partnership for the period commencing with the Effective Time and ending on October 31, 1996.

                          (vii) Donrey and TAL shall have agreed upon the insurance coverage amounts referred to in Section 3.5 hereof.

                          (viii) Each of Donrey and TAL shall have provided to the other a copy of Exhibit B to the Partnership Agreement that updates the adjusted tax basis information to the Effective Time.

                 (b) The obligations of Donrey to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following additional conditions, any one or more of which may be waived by
Donrey:

                          (i) TAL shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Effective Time.


                          (ii) The representations and warranties of TAL set forth in this Agreement shall be true and correct in all material respects as of the Effective Time as if made at and as of the Effective Time and Donrey shall have received a certificate to that effect signed by an executive officer of TAL.

                          (iii) Donrey shall have received the necessary consents under (a) the loan agreement, dated August 20, 1993 between Donrey and NationsBank, N.A., as Agent (the "Loan Agreement"), and (b) the Note Purchase Agreement dated as of December 15, 1993 between Donrey, American General Life and Accident Insurance Company, the Variable Annuity Life Insurance Company, Gulf Life Insurance Company, Connecticut General Life Insurance Company, Life Insurance Company of North American, The Minnesota Mutual Life Insurance Company, the Northwestern Mutual Life Insurance Company, Northern Life Insurance Company, and Northwestern National Life Insurance Company, in each case on terms and conditions satisfactory to Donrey in its sole discretion.

                 (c) The obligations of TAL to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following additional conditions, any one or more of which may be waived by TAL:

                          (i) Donrey shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Effective Time.

                          (ii) The representations and warranties of Donrey set forth in this Agreement shall be true and correct in all material respects as of the Effective Time as if made at and as of the Effective Time and TAL shall have received a certificate to that effect signed by an executive officer of Donrey.

                          (iii) TCA shall have received the necessary consents under (a) the Credit Agreement dated July 21, 1995 among TCA, the lenders party thereto, NationsBank of Texas, N.A., as Administrative Agent and Managing Agent and Texas Commerce Bank, National Association, as Managing Agent, (b) the Restated Credit Agreement between TCA and NationsBank of Texas, N.A. dated September 26, 1995, (c) the Note Agreement dated September 27, 1989 between TCA and The Prudential Insurance Company of America, and (d) the Note Agreement dated June 23, 1995 among TCA, The Prudential Insurance Company of America, Pruco Life Insurance Company, The Variable Annuity Life Insurance Company, American General Life Insurance Company and The Franklin Life Insurance Company, in each case on terms and conditions satisfactory to TAL in its sole discretion.

                 Section 4.7  Additional Capital Contributions by Partners.

                 (a) (i) Any call for additional Capital Contributions must be approved by the unanimous consent of the Partnership Committee. In the event of such approval, the Partnership Committee shall notify the Partners of the amount of additional Capital Contribution required from each, determined in accordance with the relative amounts of their Partnership Interest, and the date by which such additional Capital Contribution shall be made to the Partnership. Such additional Capital Contributions when made shall increase the Partner's Capital Account.

                 (ii) In the event that either Partner fails to make the required additional Capital Contribution under this Section 4.6, the other Partner may at its sole option make such payment which shall be treated as an additional Capital Contribution and shall increase its own Capital Account in the manner set forth below. The non-defaulting Partner shall have the right, in exchange for contributing the defaulted capital to the Partnership, to adjust its Partnership Interest to reflect the contribution of the defaulted amount in accordance with the provisions of Section 4.7 hereof. Any such payment by the non-defaulting Partner shall render the rights of the Partnership against the defaulting Partner set forth in Section 4.6(b) ineffective as to such nonpayment.

                 (b) The Partners agree that the prompt payment of Capital Contributions hereunder is of the essence and that the failure to make such payments as provided herein will cause substantial injury to the Partnership and the other Partner and that the amount of damages caused by such injury will be difficult to calculate. Accordingly, the Partners agree that in the event that either Partner fails to pay any required Capital Contribution to the Partnership promptly when due, the Partnership Committee shall give such defaulting Partner written notice thereof, and if such defaulting Partner shall fail to make such required payment in full within seven (7) days following the mailing of such notice or such longer period as the Partnership Committee may elect, the Partnership may commence legal proceedings against such defaulting Partner to collect the due and unpaid payment of all amounts due as a Capital Contribution and the payment of all costs and expenses of collection incurred by the Partnership (including Legal Expenses).

                 Section 4.8 Adjustment of Partnership Interests Upon Additional Capital Contributions. In the event that a Partner makes an additional Capital Contribution pursuant to Section 4.6(a)(ii) or that TAL makes an additional Capital Contribution pursuant to 4.8 hereof, the Partnership Interests of TAL and Donrey shall be adjusted to reflect such contribution. Such adjustment shall be achieved by (i) first, restating the Capital Accounts of the Partners to reflect the Fair Market Value of the assets of the Partnership, (ii) second, crediting to the Capital Accounts the amounts contributed pursuant to the additional Capital Contributions, and (iii) third, recomputing the Partnership Interests on the basis of the ratio of the Capital Account balances to one another.

                 Section 4.9 Jonesboro System. In the event that TAL or any affiliate thereof purchases the Jonesboro System prior to or after the Effective Time, TAL shall contribute the assets related to the Jonesboro System (the "Jonesboro Assets") to the capital of the Partnership on terms and conditions to be agreed upon among TAL, Donrey and the Partnership. In the event such parties are unable to agree on such terms and conditions, TAL or such affiliate thereof shall have no obligation to make such contribution and the Partnership shall have no obligation to accept such contribution.

                 Section 4.10    Contribution of Tonkawa System.

         (a) In the event that Donrey receives the consent of the local franchising authority in Tonkawa, Oklahoma to transfer the Tonkawa System to the Partnership (the "Tonkawa Consent") on or prior to the Effective Time, Donrey shall contribute the assets related to the Tonkawa System (the "Tonkawa Assets" to the capital of the Partnership as part of its initial capital contribution in accordance with Section 4.2(a) hereof.

         (b) In the event that Donrey receives the Tonkawa Consent subsequent to the Effective Time, Donrey shall contribute the Tonkawa Assets to the capital of the Partnership pursuant to Section 4.7 hereof; provided, however that there shall be no adjustment to the Capital Account or Partnership Interest of Donrey upon such contribution. In order to effect the contribution to the Partnership of the Tonkawa System, Donrey and the Partnership shall enter into a written agreement containing similar representations, warranties, conditions, terms and indemnities to those set forth in this Agreement pursuant to which Donrey shall contribute the Tonkawa System to the Partnership, free and clear of all Liens.

                 Section 4.11 Withdrawals of Capital Accounts. Except for Distributions contemplated by the provisions of Article VI hereof, no Partner shall be entitled to withdraw any amount from its Capital Account prior to the dissolution of the Partnership.

                 Section 4.12 Interest on Capital Accounts. No interest or compensation shall be paid on or with respect to the Capital Account or Capital Contributions of any of the Partners.

                 Section 4.13 Transferees. A permitted transferee of all or a part of an interest in the Partnership will succeed to the Capital Account of the transferor that is attributable to the transferred interest, as such Capital Account existed at the effective date of such transfer.

                                   ARTICLE V

                             PARTNERSHIP INTERESTS

                 Section 5.1 Partnership Interest. The Partnership Interests of TAL and Donrey shall be 75% and 25%, respectively. The Partnership Interests shall be subject to adjustment after the Effective Time in accordance with the terms of this Agreement.

                 Section 5.2  Transfer of Partnership Interest.

                 (a) Except as expressly provided by this Agreement, no Partner shall, directly or indirectly, sell, assign, transfer, exchange, mortgage, pledge, grant a security interest in, or otherwise dispose of or encumber its interest in the Partnership or any part thereof without the prior written consent of the other Partner, the consent of which may be granted or denied in its sole and absolute discretion. Any purported transfer of any interest of a Partner in the Partnership or any part thereof not in compliance with this Section 5.2 shall be void and of no force or effect, and the transferring Partner shall be liable to the other Partner and the Partnership for all liabilities, obligations, damages, losses, costs and expenses (including reasonable attorneys' fees and court costs) arising as a result of such noncomplying transfer. Notwithstanding the foregoing, (i) either Partner may make a bona fide pledge of its Partnership Interest to any financial institution or institutions as security for the extension of financing to such Partner by such financial institution or institutions, (ii) Donrey shall be entitled to transfer its Partnership Interest to Stephens Group, Inc. ("Stephens Group") or any of its affiliates and (iii) TAL shall be entitled to transfer its Partnership Interest to TCA or any of its affiliates; provided, however, that no such transfer by a Partner of its Partnership Interest shall relieve such Partner of its obligations under Article VIII hereunder.

                 (b) From January 5, 2004 to the termination of the Partnership in accordance with the terms of this Agreement (the "Call Period"), TAL shall have the right to purchase (the "Call") from Donrey and Donrey shall be required to sell to TAL all but not less than all of Donrey's Partnership Interest. If TAL elects to exercise the Call it shall send written notice thereof in the manner set forth in Section 11.1 hereof (the date of such notice being hereafter referred to as the "Call Notice Date") to Donrey during the period commencing January 5, 2004 and expiring upon the termination of the Partnership in accordance with the terms of this Agreement. Subject to the next succeeding sentence, the purchase price for Donrey's Partnership Interest pursuant to this Section 5.2(b) shall be equal to the amount derived from multiplying (i) Donrey's Partnership Interest on the Call Notice Date by (ii) the Fair Market Value of the Partnership on the Call Notice Date. The closing of the purchase shall take place at the principal offices of the Partnership not later than the 30th day following the determination of the purchase price for Donrey's Partnership Interest pursuant to Section 5.3 hereof, subject to applicable law.

                 (c) From January 5, 2004 to the termination of the Partnership in accordance with the terms of this Agreement (the "Put Period"), Donrey shall have the right to sell to TAL and TAL shall be required to purchase (the "Put) from Donrey all but not less than all of Donrey's Partnership Interest. If Donrey elects to exercise the Put it shall send written notice thereof in the manner set forth in Section 11.1 hereof (the date of such notice being hereafter referred to as the "Put Notice Date") to TAL during the period commencing January 5, 2004 and expiring upon the termination of the Partnership in accordance with the terms of this Agreement. The purchase price for Donrey's Partnership Interest pursuant to this Section 5.2(c) shall be equal to the amount derived from multiplying (i) Donrey's Partnership Interest on the Put Notice Date by (ii) the Fair Market Value of the Partnership on the Put Notice Date. The closing of the purchase shall take place at the principal offices of the Partnership not later than the 30th day following the determination of the purchase price for Donrey's Partnership Interest pursuant to Section 5.3 hereof, subject to applicable law.

                 Section 5.3 Fair Market Value Determination. The Partners shall, within ten business days of a notice under Section 5.2 of this Agreement requiring a determination of the Fair Market Value, try by mutual agreement among themselves to determine the Fair Market Value of the Partnership. If the Partners fail to agree upon the Fair Market Value within such ten business days, then the Partners shall, within three business days, by mutual agreement select a nationally recognized investment banking firm (the "Investment Advisor") to evaluate the Partnership assets and to determine in good faith within 60 days of the engagement of the Investment Advisor the Fair Market Value of the Partnership. If the Partners fail to agree upon an Investment Advisor, within 10 business days each Partner shall select a nationally recognized investment banking firm and such appointees shall be instructed to agree within five business days of their selection on a nationally recognized investment banking firm who shall be the Investment Advisor for purposes of this Agreement. The Partners shall bear equally the fees of the Investment Advisor. The Investment Advisor shall be instructed to deliver written notice to the Partners immediately upon its determination of such Fair Market Value, and such determination shall be final and binding on the Partners. In determining Fair Market Value, the Investment Advisor shall include in its assessment of such Fair Market Value the value of any programming agreements, retransmission consents, must-carry agreements, or other agreements held by TCA Management Co. for the benefit of the Systems, as if such agreements were held directly by the Partnership.

                 Section 5.4 Assignment of Interest in Distributions. Notwithstanding the provisions of Section 5.2 hereof, and except as required by law, a Partner may assign all or a portion of its interest in its right to receive Distributions to any entity or person without the consent of the other Partner. An assignee of an interest in distributions does not become an additional or a substituted Partner and shall have no right to require any information or account of the Partnership's transactions, to inspect the Partnership books, or to vote on any of the matters as to which a Partner would be entitled to vote under this Agreement.

                                   ARTICLE VI

                      PROFITS AND LOSSES AND DISTRIBUTIONS

                 Section 6.1 Allocation of Profits, Gains and Losses. Commencing at the Effective Time and continuing until the termination of the Partnership, all Profits and Losses for each Fiscal Year, shall be allocated to the Capital Accounts of the Partners as provided in Sections 6.1(a) and (b):

                 (a) Profits and Losses. After any special allocations required to be made by Section 6.1(b) have been made for each Fiscal Year, all remaining Profits or Losses from the operations of the Partnership for each Fiscal Year shall be allocated between the Partners in proportion to their respective Partnership Interests.

                 (b) Special Rules. Notwithstanding the general allocation rules set forth in Section 6.1(a), the following special allocation rules shall apply under the circumstances described.

                          (i) Minimum Gain Chargeback. If there is a net decrease in Minimum Gain during a Fiscal Year, each Partner will be allocated items of Partnership income and gain for such year (and, if necessary, for subsequent years) equal to that Partner's share of the net decrease in Partnership Minimum Gain (within the meaning of Treasury Regulations, Section 1.704 -2(g)(2)). This provision is intended to comply with the Minimum Gain Chargeback requirements of Treasury Regulations, Section 1.704-2(f) and shall be interpreted consistently therewith.

                          (ii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions shall be allocated to the Partners who bear the economic risk of loss for a Partner Nonrecourse Debt that gave rise to those deductions in accordance with Treasury Regulations, Section 1.704-(2)(i)(1).

                          (iii) Partner Nonrecourse Debt Minimum Gain Chargeback. If there is a net decrease during a Fiscal Year in the Partner Nonrecourse Debt Minimum Gain during any Fiscal Year any Partner who has a share of the Partner Nonrecourse Debt as provided in Treasury Regulations, Section 1.704-2(i)(5) shall be allocated items of Partnership income and gain for such Fiscal Year in such amounts and in such manner as required under Treasury Regulations, Section 1.704-2(i)(4). This provision is intended to comply with the minimum gain chargeback requirement of Treasury Regulations, Section 1.702(i)(4) and shall be interpreted consistently therewith.

                          (iv) Limited Effect and Interpretation. The special rules set forth in Sections 6.1(b)(i), (ii) and (iii) (the "Regulatory Allocations") shall be applied only to the extent required by applicable Treasury Regulations for the resulting allocations provided for in this Section 6.1, taking into account such Regulatory Allocations, to be respected for federal income tax purposes. The Regulatory Allocations are intended to comply with the requirements of Treasury Regulations, Sections 1.704-1(b), 1.704-2 and 1-752-1 through 1.752-5 and shall be interpreted and applied consistently therewith.

                          (v) Curative Allocations. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to divide the Partnership Profits, Losses and similar items. Accordingly, Profits, Losses and other items will be reallocated among the Partners in a manner consistent with Treasury Regulations, Sections 1.704-1(b) and 1.704-2 so as to negate as rapidly as possible any deviation (after taking into account any expected future Regulatory Allocations pursuant to Sections 6.1(b)(i) and 6.1(b)(iii)), from the manner in which Partnership Profits, Losses and other items are intended to be allocated among the Partners pursuant to Section 6.1(a) that is caused by the Regulatory Allocations.

                          (vi) Change in Regulations. If the Treasury Regulations incorporating the Regulatory Allocations are hereafter changed or if new Treasury Regulations are hereafter adopted, and such changed or new Treasury Regulations, in the opinion of independent tax counsel for the Partnership, make it necessary to revise the Regulatory Allocations or provide further special allocation rules in order to avoid a significant risk that a material portion of any allocation set forth in this Article VI would not be respected for federal income tax purposes, the Partners shall make such reasonable amendments to this Agreement as, in the opinion of such counsel, are necessary or desirable, taking into account the interests of the Partners as a whole and all other relevant factors, to avoid or reduce significantly such risk to the extent possible without materially changing the amounts allocable and distributable to any Partner pursuant to this Agreement.

                          (vii)   Change in Partners' Partnership Interests.
         If there is a change in any Partner's share of the Profits, Losses or other items of the Partnership during any Fiscal Year, allocations among the Partners shall be made in accordance with their interests in the Partnership from time to time during such Fiscal Year in accordance with Code section 706, using the closing-of-the-books method, except that Depreciation shall be deemed to accrue ratably on a daily basis over the entire Fiscal Year during which the corresponding asset is owned by the Partnership if such asset is placed in service prior to or during the Fiscal Year.

                 (c)  Tax Allocations.

                          (i) In General. Except as set forth in Section 6.1(c)(ii), allocations for tax purposes of items of income, gain, loss, deduction, and credits, and basis therefor, shall be made in the same manner as allocations for Capital Accounts purposes set forth in Sections 6.1(a) and (b). Allocations pursuant to this Section 6.1(c) are solely for purposes of federal, state and local income taxes and shall not affect or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

                          (ii)    Special Rules.

                                  (I) Elimination of Book/Tax Disparities. Items of depreciation, amortization, and gain or loss with respect to any contributed property, or with respect to revalued property where Partnership property is revalued pursuant to Treasury Regulations, Section 1.704-1(b)(2)(iv)(f), computed for tax purposes, shall be allocated to the Partners under the "traditional method with curative allocations" as provided in Treasury Regulations,
                 Section 1.704-3(c); provided, that to the extent permitted by Treasury Regulations, Section 1.704-3(c), such curative allocations shall (i) only be made from (A) items of Partnership depreciation, amortization and other cost recovery deductions, computed for tax purposes, and (B) items of income, gain or loss, computed for tax purposes, recognized by the

         Partnership upon disposition of the contributed or revalued property, and (ii) in addition to being made (from the items specified in clause
         (i) above) to the extent necessary to offset the effect of the "ceiling rule" for a current taxable year shall also be made to the extent necessary to offset the effect of the ceiling rule for prior taxable years in accordance with the second sentence of Treasury Regulations, Section 1.704-3(c)(3)(ii) and Treasury Regulations,
         Section 1.704-3(c)(3)(iii)(B). This provision is intended to comply with the requirements of Code section 704(c) and Treasury Regulations, Sections 1.704-1(b)(iv)(2)(d)(3) and 1.704-3, and shall be interpreted consistently therewith.

                                  (II)     Allocation of Items Among Partners.
                 Except as otherwise provided in Section 6.1(c)(ii)(I), each item of income, gain, loss and deduction and all other items governed by Code section 702(a) shall be allocated among the Partners in proportion to the allocation of Profits, Losses and other items to the Partners hereunder, provided that any gain recognized from any disposition of a Partnership asset that is treated as ordinary income because it is attributable to the recapture of any depreciation or amortization shall be allocated among the Partners in the same ratio as the prior allocations of Profits, Losses or other items that included such depreciation or amortization, but not in excess of the gain otherwise allocable to each Partner.

                                  (III)    Tax Credits.  Any tax credits shall
                 be allocated among the Partners in accordance with Treasury Regulations, Section 1.704-1(b)(4)(ii), unless the applicable Code provision shall otherwise require.

                 (d) Conformity of Reporting. The Partners are aware of the income tax consequences of the allocations made by Section 6.1(c) and hereby agree to be bound by the provisions of Section 6.1(c) in reporting their shares of Partnership profits, gains, income, losses, deductions, credits and other items for income tax purposes.

                 (e) Restoration of Negative Capital Accounts. Except as required in Section 9.3 hereof or as may be required by law, or in respect of any negative balance resulting from a distribution which is in contravention of this Agreement,





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


no Partner with a negative balance in its Capital Account shall have any obligation to the Partnership or to the other Partner to restore such negative balance.

                 Section 6.2 Allocation to Transferred Partnership Interests. Subject to Section 5.2, income, gains, losses, deductions and credits allocated to an interest in the Partnership assigned or issued during a Fiscal Year shall be allocated to each entity or person who was the holder of the Interest in the Partnership during an interim period in respect of which the books of the Partnership shall be closed, or in any other manner permitted by the Code and selected by the Partnership Committee. The effective date of the assignment shall be (a) in the case of a voluntary assignment, the actual date the assignment is recorded on the books of the Partnership, or (b) in the case of involuntary assignment, the date of the operative event.

                 Section 6.3  Distributions.

                 (a) (i) In respect of each month the Partnership shall distribute to the Partners, an amount equal to 100% of the estimated Free Cash Flow for such month as set forth in the Budget, such Distribution to be made within ten business days of the end of such month.

                          (ii) In respect of each fiscal quarter the Partnership will distribute to the Partners 100% of the quarterly Free Cash Flow, if any, in excess of the monthly Distributions made during such fiscal quarter pursuant to clause (i) above or if such monthly Distribution(s) were in excess of the actual Free Cash Flow for such quarter subsequent monthly Distribution(s) will be appropriately reduced in an amount to be agreed upon by the Partners.

                          (iii)  Except as provided in Section 9.2,
         Distributions made pursuant to this Section 6.3 shall be made to the Partners ratably in proportion to their respective Partnership Interests.

                 (b) Notwithstanding Section 6.3(a)(iii), in the event the Partnership sells, exchanges, transfers, or in any way disposes of, any of the Donrey Assets in a manner which shall have a Donrey Adverse Tax Consequence, the Partnership shall distribute Free Cash Flow to Donrey in an amount equal to the amount of such adverse tax consequence caused by such disposition of Partnership assets as soon as possible before any distributions are made to any other Partner as provided in Section 6.3(a)(iii).

                 (c) Any other provision of this Agreement to the contrary notwithstanding, no Distribution shall be made which would render the Partnership insolvent or which is prohibited by the terms of any Partnership indebtedness.

                                  ARTICLE VII

                            TAX MATTERS AND REPORTS

                 Section 7.1 Filing of Tax Returns. The Partnership Committee, at the expense of the Partnership, shall prepare and file, or cause the accountants of the Partnership to prepare and file, a federal information tax return in compliance with Section 6031 of the Code and any required state and local income and other tax and information returns for each tax year of the Partnership. TAL shall act as the Tax Matters Partner of the Partnership as that term is defined in Section 6231(a)(7) of the Code. The Tax Matters Partner shall promptly advise the other Partner of audits or other actions by the Internal Revenue Service. The Tax Matters Partner shall consult with and carry out the decisions of the Partnership Committee regarding all tax matters. The Tax Matters Partner may not contest, settle or otherwise compromise assertions made by the auditing agent or other representative of the Internal Revenue Service without the unanimous approval of the Partnership Committee.

                 Section 7.2 Tax and Financial Reports to Current and Former Partners. Within the due date (including extensions thereof) of the Partnership information tax returns, the Partnership shall prepare and mail, or cause its accountants to prepare and mail, to each Partner a report setting forth in sufficient detail such information as is required to be furnished to Partners by law (e.g., Section 6031(b) of the Code and regulations thereunder) and as shall enable such Partner to prepare its federal, state and local income tax or informational returns in accordance with the laws, rules and regulations then prevailing. Annual audited financial statements will be distributed to the Partners within 75 days after the end of each Fiscal Year. The Partners will receive unaudited quarterly financial statements within forty-five (45) days after the end of the first three quarters and monthly operating reports within ten (10) days after the end of each month.

                 Section 7.3 Books and Records; Independent Audit. Complete books and records accurately reflecting the accounts, business, transactions, Capital Accounts and Partners of the Partnership shall be maintained and kept by the Partnership Committee at the Partnership's principal place of business. The books and records of the Partnership shall be open at reasonable business hours on prior appointment for inspection and copying by the Partners. The books and records of the Partnership shall be audited by certified public accountants selected in accordance with Section 3.4.

                 Section 7.4 Method of Accounting. The books and accounts of the Partnership shall be maintained both for financial reporting purposes and for income tax purposes. The financial books of the Partnership shall be kept on the accrual basis of accounting in accordance with generally accepted accounting principles, consistently applied. Notwithstanding the foregoing, the Capital Accounts of the Partners shall be determined and maintained in accordance with the provisions of Section 4.1. The books and records of the Partnership shall be open to inspection, examination and audit by each Partner.

                 Section 7.5 Withholding. Notwithstanding any other provision of this Agreement, the Partnership Committee is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any federal, state and local withholding requirement with respect to any allocation, payment or Distribution by the Partnership to any Partner or other entity or person. All amounts so withheld shall be treated as Distributions to the Partners. If any such withholding requirement with respect to any Partner exceeds the amount distributable to such Partner under this Agreement, or if any such withholding requirement was not satisfied with respect to any amount previously allocated or distributed to such Partner, such Partner and any successor or assignee with respect to such Partner's interest in the Partnership hereby indemnifies and agrees to hold harmless the Partners and the Partnership for such excess amount or such withholding requirement, as the case may be.

                 Section 7.6 Tax Elections. Upon the request of any Partner, the Partnership will make the election under Section 754 of the Code in accordance with applicable Treasury Regulations thereunder for the first Fiscal Year in which such election could apply. In addition to the foregoing, the Partnership Committee shall, in its sole discretion, determine whether to make any other available tax elections and select any other appropriate tax accounting methods and conventions for any purpose under this Agreement.

                                  ARTICLE VIII

                        INDEMNIFICATION AND EXCULPATION

                 Section 8.1  Indemnification of the Partners.

                 (a) The Partnership shall indemnify and hold harmless the Partners and any partner, officer, employee, agent or affiliate of a Partner and any employee or agent of the Partnership and/or the legal representatives of any of them, and each other person who may incur liability as a partner or otherwise in connection with the management of the Partnership or any corporation or other entity in which the Partnership has an investment, against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him or it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he or it may be involved or with which he or it may be threatened, while a Partner or serving in such other capacity or thereafter, by reason of its being or having been a Partner, or by serving in such other capacity, except with respect to any matter which constitutes willful misconduct, bad faith, gross negligence or reckless disregard of the duties of his office, or criminal intent. The Partnership shall have the right to approve any counsel selected by any indemnitee and to approve the terms of any proposed settlement. The Partnership shall advance to a Partner and any partner, officer, employee, agent or affiliate of a Partner or the Partnership reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any such action or proceeding upon receipt of an undertaking by or on behalf of the party receiving such advance to repay such advance if it shall ultimately be determined that the party receiving such advance is not entitled to indemnification under this Agreement. Each Partner hereby agrees, and each partner, officer, employee, agent or affiliate of the Partner or the Partnership shall agree in writing prior to any such advancement, that in the event he or it receives any such advance, such indemnified party shall reimburse the Partnership for such fees, costs and expenses to the extent that it shall be determined that he or it was not entitled to indemnification under this Section 8.1(a). The rights accruing to a Partner and each partner, officer, employee, agent or affiliate of a Partner or the Partnership under this Section 8.1(a) shall not exclude any other right to which it or they may be lawfully entitled; provided, that any right of indemnity or reimbursement granted in this Section 8.1(a) or to which any indemnified party may be otherwise entitled may only be satisfied out of the assets of the Partnership and no withdrawn Partner shall be personally liable with respect to any such claim for indemnity or reimbursement. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 8.1(a) shall not be construed so as to provide for the indemnification of a Partner or any partner, officer, employee, agent or affiliate of a Partner or the Partnership for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 8.1(a) to the fullest extent permitted by law.

                 (b) The Partnership shall indemnify and hold harmless Donrey and any partner, officer, employee, agent or affiliate of Donrey from and against all Losses arising out of or resulting from the Donrey Liabilities.

                 (c) The Partnership shall indemnify and hold harmless Donrey and any partner, officer, employee, agent or affiliate of Donrey from and against all Losses related to or arising out of Donrey's cancellation of the Donrey Programming Agreements pursuant to Section 4.5 hereof.

                 (d) The Partnership shall indemnify and hold harmless TAL and any partner, officer, employee, agent or affiliate of TAL from and against all Losses arising out of or resulting from the TAL Liabilities.

                 Section 8.2  Indemnification of the Partnership.

                 (a) Donrey shall indemnify and hold the Partnership harmless from and against, and shall reimburse the same for, all Losses which may be claimed or assessed against it, or to which it may be subject, in connection with any and all claims, suits or asserted Losses which arise from or are related to the inaccuracy or incompleteness of any representation or warranty of Donrey contained in or made pursuant to this Agreement.

                 (b) Donrey shall indemnify and hold the Partnership harmless from and against, and shall reimburse the same for all Losses arising out of or relating to the ownership and operation of the Donrey Systems on or prior to the Effective Time.

                 (c) TAL shall indemnify and hold the Partnership harmless from and against, and shall reimburse the same for, all Losses which may be claimed or assessed against it, or to which it may be subject, in connection with any and all claims, suits or asserted Losses which arise from or are related to the inaccuracy or incompleteness of any representation or warranty of TAL contained in or made pursuant to this Agreement.

                 (d) TAL shall indemnify and hold the Partnership harmless from and against, and shall reimburse the same for all Losses arising out of or relating to the ownership and operation of the TAL Systems on or prior to the Effective Time.

                 (e)  The party seeking indemnification under Sections 8.2 and
8.1 (the "Indemnified Party") agrees to give the party that would be obligated to provide such indemnification (an "Indemnifying Party") prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which it has knowledge concerning any liability or damage as to which it may request indemnification hereunder. With respect to claims for indemnification brought pursuant to this Section 8.2 and Section 8.1, the Indemnifying Party shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim or proceeding at its own expense, which counsel shall be reasonably satisfactory to the Indemnified Party. If the Indemnifying Party elects to assume the defense of any such claim or proceeding pursuant to this Section 8.2 or Section 8.1, the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party incurred in connection with such participation shall be paid by the Indemnified Party; provided, however, that the Indemnifying Party shall be responsible for such expenses if the Indemnified Party reasonably concludes that counsel selected by the Indemnifying Party has a conflict of interest.
The Indemnified Party shall cooperate with the Indemnifying Party in the defense or settlement of any such claim, assertion, event or proceeding. If the Indemnifying Party elects not to compromise or defend such claim or proceeding or contests its obligation to indemnify under this Section 8.2,
Section 8.1(b) or Section 8.1(c), the Indemnified Party hereof may pay, compromise or defend such claim or proceeding at the Indemnifying Party's expense. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably delayed or withheld.

                 Section 8.3 Survival of Representations. All representations and warranties contained in this Agreement or in any Schedule or Exhibit delivered pursuant hereto shall terminate on the second anniversary of the Effective Time; provided, however, that the representations and warranties set forth in Sections 10.1(a), 10.1(b), 10.1(c), and 10.1(d) and 10.2(a), 10.2(b).
10.2(c) and 10.2(d) shall survive in perpetuity. Notwithstanding anything to the contrary contained herein, all representations and warranties made by the Partners in this Agreement or in any Schedule or Exhibit delivered pursuant hereto, and the liability of any party with respect thereto, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such party has been given written notice stating the nature of the claim prior to the date on which any such representation and warranty expires.

                 Section 8.4 Exculpation. Any Partner and any partner, officer, employee, agent or affiliate of a Partner or the Partnership shall not be liable to any Partner or the Partnership for mistakes of judgment or for action or inaction which such Partner or any such partner, officer, employee, agent or affiliate of such Partner or the Partnership reasonably believed to be in the best interests of the Partnership unless such action or inaction constitutes willful misconduct, bad faith, gross negligence or reckless disregard of his or its duties, or criminal intent. Each Partner may (on its own behalf or on the behalf of any partner, officer, employee, agent or affiliate thereof) consult with counsel, accountants and other experts in respect of the Partnership's affairs and such Partner (or such partner, officer, employee, agent or affiliate thereof) shall be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel, accountants or other experts, provided that they shall have been selected with reasonable care. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 8.4 shall not be construed so as to relieve (or attempt to relieve) a Partner and any partner, officer, employee, agent or affiliate of a Partner or the Partnership of any liability, to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 8.4 to the fullest extent permitted by law.

                                   ARTICLE IX

                          TERMINATION AND DISSOLUTION

                 Section 9.1 Events of Dissolution. The Partnership shall dissolve upon (i) bankruptcy, insolvency or appointment of a trustee or receiver to manage the affairs of a Partner, (ii) dissolution being required by operation of law (including the occurrence of an event specified under the laws of Delaware as one effecting a dissolution) or judicial decree, (iii) the unanimous consent of the Partners or (iv) the sale, transfer or other disposition of substantially all of the assets of the Partnership. Without the unanimous consent of the Partners, each Partner agrees not to voluntarily withdraw as a Partner and if any of such Partners effects such withdrawal in violation of this Agreement, the Partnership may recover damages for breach of this Agreement. Upon dissolution of the Partnership, the Partnership Committee shall wind up the affairs of the Partnership and, subject to the provisions of
Section 9.2, use its best efforts to reduce to cash or cash equivalents such assets of the Partnership as it deems advisable, discharge the liabilities of the Partnership and terminate the Partnership as a partnership.

                 Section 9.2 Order of Dissolution. In settling accounts after dissolution, the assets of the Partnership shall be applied and distributed as expeditiously as possible in the following order of priority:

                 (a) to the payment of the costs of winding up the affairs of, liquidating and dissolving the Partnership, including, without limitation, expenses of selling assets of the Partnership, discharging the liabilities of the Partnership, distributing the assets of the Partnership and terminating the Partnership as a partnership in accordance with Section 9.1 hereof;

                 (b) to creditors, including a Partner to the extent of any outstanding loan or advance;

                 (c) to the establishment of reasonable reserves to provide for any contingent or unforeseen liabilities or obligations to creditors; and

                 (d) to those Partners with positive Capital Account balances (in proportion to such Capital Account balances).

                 Section 9.3 Capital Account Deficits. If a Partner has a deficit balance in its Capital Account following the liquidation of the Partnership or its interest therein, as determined after taking into account all Capital Account adjustments made for the taxable year of the Partnership during which such liquidation occurs, such Partner shall be unconditionally obligated to restore the amount of such deficit balance to the Partnership by the end of such taxable year (or, if later, within 90 days after the date of such liquidation). The amount so restored shall be paid to creditors of the Partnership or distributed to other Partners in accordance with their positive capital account balances pursuant to Section 9.2.

                 Section 9.4 Timing Requirements. In the event the Partnership is "liquidated" within the meaning of Treasury Regulations, Section 1.704-1(b)(2)(ii) (g) distributions shall be made pursuant to Section 9.2 to the Partners who have positive Capital Account balances in compliance with Treasury Regulations, Section 1.704-1(b)(2)(ii)(b)(2). If all Partners agree in their sole discretion, a portion of the distribution that would otherwise be made pursuant to the preceding sentence may be:

                 (a) distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the

Partnership arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the trustee, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement; or

                 (b) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners as soon as practicable and the other requirements of Treasury Regulations, Section
1.704-1(b)(2)(ii)(b) shall be met.

                                   ARTICLE X

                         REPRESENTATIONS AND WARRANTIES

                 Section 10.1  Representations and Warranties of Donrey.
Except as set forth on the Donrey Disclosure Schedules, Donrey hereby represents and warrants to TAL as follows, and acknowledges that TAL is relying on such representations and warranties in entering into this Agreement:

                 (a) Organization. Donrey is a partnership duly formed and validly existing under the laws of Nevada, and has the partnership power and authority to own and operate the Donrey Systems and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                 (b) Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on Donrey's behalf.

                 (c) Execution and Delivery. This Agreement and any other agreements or instruments executed and delivered pursuant hereto to which Donrey is a party have been (or, when executed and delivered, will be) duly executed and delivered by, and constitute (or, when executed and delivered, will constitute) legal, valid and binding obligations of it enforceable against Donrey in accordance with their terms, subject as to enforcement to applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application, both at law and in equity, affecting the rights of creditors generally.





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


                 (d) No Violations. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate, conflict with or result in any breach of any provision of Donrey's partnership agreement, (ii) violate, conflict with, result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument or commitment or obligation to which Donrey or any of its properties may be bound or affected or to which it is a party or is bound or result in the creation of any Lien upon any of the properties included in the Donrey Assets or (iii) violate any order, writ, injunction, decree, judgment, ruling, law, notice of violation, rule or regulation of any court, public body or authority or any other restriction of any kind or character, applicable to Donrey or any of the Donrey Assets.

                 (e) Consents and Approvals. Except as set forth on Schedule 10.1(e) hereto, there is no requirement applicable to Donrey to make any filing with, or to obtain any permit, authorization or consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated hereby.

                 (f)  Title to Properties; Encumbrances.

                          (i) Schedule 10.1(f)(i) contains descriptions of all material items of tangible personal property and real property included in the Donrey Assets, which comprise all material items of tangible personal property and real property used by Donrey to operate the Donrey Systems. Except as described in the following sentence, Donrey has good, valid, and marketable title to (or in the case of leased assets, a valid leasehold interest in) all of the property included in the Donrey Assets and validly holds all necessary state, local and federal authorizations, including FCC licenses or permits, and local franchises required to operate the Donrey Systems in the manner in which they are currently being operated and the issuance of such authorizations are no longer subject to administrative or judicial review. None of such properties or assets is subject to any Lien of any kind (whether absolute, accrued, contingent or otherwise), except (a) as set forth in Schedule 10.1(f)(i) hereto, and (b) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto and do not impair the operation of the Donrey Systems. When considered as a whole, the Donrey Assets are in good working condition. All items of cable plant and headend equipment included in the Donrey Assets (a) have been maintained in a manner consistent with generally accepted standards of good engineering practice and (b) will permit the Donrey Systems to operate in all material respects in accordance with the terms of the Donrey Franchises and Licenses.

                          (ii) Schedule 10.1(f)(ii) sets forth a true and complete list of all of the Donrey Franchises and Licenses. Each of the Donrey Franchises and Licenses listed on Schedule 10.1(f)(ii) is valid and in full force and effect. No event has occurred with respect to any of the authorizations which permits, or after notice or lapse of time would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of such authorizations that would have a material adverse effect on the business of the holder of such authorization. Donrey has filed as required by the appropriate franchising authorities all appropriate requests for renewal under the Communications Act within 30 to 36 months prior to the expiration of each of the Donrey Franchises and Licenses, with respect to the Donrey Franchises and Licenses. Except as disclosed in Schedule 10.1(f)(ii) hereto, each of the Donrey Systems is currently in compliance in all material respects with all of the Donrey Franchises and Licenses. No party holding any such authorization has any knowledge that any of its authorizations listed on Schedule 10.1(f)(ii) will not be renewed in the ordinary course or, where applicable, the facilities regulated by such authorization will not be constructed and put into commercial service within the applicable time period.

                 (g) Financial Information. Donrey has delivered to TAL an unaudited balance sheet of the Donrey Systems as of December 31, 1994 and December 31, 1995 and unaudited statements of operations of the Donrey Systems for the years ended December 31, 1994 and December 31, 1995. The statements of operations and the balance sheet were prepared in accordance with generally accepted accounting principles, consistent with past practice and present fairly the results of operations and financial condition of the Donrey Systems as of and for the periods indicated.

                 (h) No Adverse Change. Since September 30, 1995, (i) there has not been any material adverse change in the Donrey Assets or in the financial condition or operation of the Donrey Systems, and (ii) the Donrey Assets and the financial condition and operations of the Donrey Systems have not been materially and adversely affected as a result of any fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or otherwise.

                 (i) Litigation. Except as set forth on Schedule 10.1(i) hereto, there is no suit, action, charge, claim, inquiry, investigation or proceeding pending or, to the best knowledge of Donrey, threatened against or affecting the Donrey Systems or the ability of Donrey to perform its obligations under this Agreement, nor, to the best knowledge of Donrey, is there any valid basis for any such suit, action, charge, claim, inquiry, investigation or proceeding, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding affecting the Donrey Systems.

                 (j) Compliance with Legal Requirements. Donrey owns and operates, and has owned and operated, its properties and assets, and carries on and conducts, and has carried on and conducted, its business in material compliance with all federal, foreign, state or local laws, statutes, ordinances, rules or regulations (including the Communications Act, the Copyright Act and the Cable Act and the rules and regulations promulgated thereunder) or any court or administrative order or process.

                 (k)  Environmental Matters.

                          (i) Donrey is in compliance in all material respects with all applicable Environmental Laws applicable to the Donrey Systems. To the best knowledge of Donrey, there are no circumstances that may prevent or interfere with compliance with such Environmental Laws in all material respects in the future. Donrey has not received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that Donrey is not in full compliance with Environmental Laws applicable to the Donrey Systems. All material permits and other governmental authorizations applicable to the Donrey Systems currently held by Donrey pursuant to the Environmental Laws are identified in Schedule 10.1(k)(i).

                          (ii) Except as set forth on Schedule 10.1(k)(ii) hereto, there is no Environmental Claim pending or threatened against Donrey with respect to the Donrey Systems or, to the best knowledge of Donrey, against any person or entity whose liability for any Environmental Claims Donrey has or may have retained or assumed either contractually or by operation of law.

                          (iii) Except as set forth on Schedule 10.1(k)(iii) hereto, to the best knowledge of Donrey, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against Donrey with respect to the Donrey Systems or against any person or entity whose liability for any Environmental Claim Donrey has or may have retained or assumed either contractually or by operation of law.

                          (iv) Without in any way limiting the generality of the foregoing, (a) to the best knowledge of Donrey, all on-site and off-site locations where Donrey has stored or disposed Materials of Environmental Concern in connection with the Donrey Systems are identified in Schedule 10.1(k)(iv), (b) no underground storage tanks are located on property owned or leased by Donrey with respect to the Donrey Systems, (c) to the best knowledge of Donrey, except as set forth on Schedule 10.1(k)(iv), there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by Donrey with respect to the Donrey Systems in violation of any applicable Environmental Laws, and (d) to the best knowledge of Donrey, except as set forth on Schedule 10.1(k)(iv), no polychlorinated biphenyls (PCBs) are used or stored at any property owned or leased by Donrey with respect to the Donrey Systems in violation of any applicable Environmental Laws.

                 (l) Donrey Assets Necessary to Donrey Systems. The Donrey Assets include all rights, properties, leases, licenses, permits, contracts and equipment and other assets necessary to permit the Partnership to operate the Donrey Systems as presently operated, and other than the Donrey Assets being transferred to the Partnership at the Effective Time and the Donrey Excluded Assets, there are no other assets or properties owned by Donrey or any affiliate, stockholder or third party which are reasonably necessary to operate the Donrey Systems as presently operated.

                 (m) Taxes. Donrey has timely filed or caused to be filed, or will file or cause to be filed, all federal, state, local and foreign tax returns required to be filed by it with respect to or which include the Donrey Systems on or prior to the Effective Time (all such returns being true correct and complete) and has duly paid all Taxes due or claimed to be due from it from any taxing authority with respect to or imposed upon the Donrey Systems for any period on or prior to the Effective

Time, other than Taxes that are being contested in good faith through appropriate proceedings and for which an adequate accrual has been established.

                 (n)  ERISA.

                          (i) Schedule 10.1(n) hereto sets forth a true and complete list of each employee benefit plan, program, arrangement or agreement that is maintained (or contributed to), or was maintained (or contributed to) at any time during the six (6) years immediately preceding the date of this Agreement (the "Donrey Plans"), by Donrey or by any trade or business, whether or not incorporated, which together with Donrey would be deemed a "single employer" within the meaning of section 4001 of ERISA. A copy of each Donrey Plan has been made available to TCA.

                          (ii) Each of the Donrey Plans has been written, operated and administered in substantial compliance with all applicable laws (including, without limitation, ERISA and the Code); each of the Donrey Plans intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified; no Donrey Plan is subject to section 412 of the Code or to Title IV of ERISA.

                          (iii) All contributions or other amounts due and payable from Donrey to (or under) any Donrey Plan prior to the Effective Time have been, or will be, paid on or before the Effective Time. There are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Donrey Plans or any trusts related thereto.

                          (iv) No Donrey Plan provides benefits (including, without limitation, death or medical benefits, whether or not insured) to the current or former employees covered thereunder after their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any tax-qualified retirement plan, or (iii) benefits the costs of which are borne by the employee (or the employee's beneficiary)).

                          (v) Except as contemplated by Section 11.1(b)(i), the consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting under any Donrey Plan and will not increase the amount of compensation payable to any employee covered thereunder.

                 (o)      Employees.

                          (i) There are no collective bargaining agreements applicable to any persons employed by Donrey that render services in connection with the Donrey Systems, and Donrey has no duty to bargain with any labor organization with respect to any such persons. There are not pending any unfair labor practice charges against Donrey, nor any demand for recognition, or any other request or demand from a labor organization for representative status with respect to any persons employed by Donrey that render services in connection with the Donrey Systems.

                          (ii) Donrey is not a party to any employment agreement, written or oral, relating to employees of the Donrey Systems which cannot be terminated at will by Donrey and, except as set forth on Schedule 10.1(n), Donrey has not had and does not currently have any pension or profit sharing or other employee benefit plan relating to employees of the Systems.

                 Section 10.2 Representations and Warranties of TAL. Except as set forth on the TAL Disclosure Schedules, TAL hereby represents and warrants to Donrey as follows, and acknowledges that Donrey is relying on such representations and warranties in entering into this Agreement:

                 (a) Organization. TAL is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has the corporate power and authority to cause the TAL Entities to convey the TAL Systems to the Partnership pursuant to Section 4.2 of this Agreement and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                 (b) Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on TAL's behalf.

                 (c) Execution and Delivery. This Agreement and any other agreements or instruments executed and delivered pursuant hereto to which TCA, TAL or the TAL Entities are parties have been (or, when executed and delivered, will be) duly executed and delivered by, and constitute (or, when executed and delivered, will constitute) legal, valid and binding obligations of it enforceable against TCA, TAL or the TAL Entities in accordance with their terms, subject as to enforcement to applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application, both at law and in equity, affecting the rights of creditors generally.

                 (d) No Violations. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate, conflict with or result in any breach of any provision of the certificate of incorporation, bylaws or partnership agreements of TCA, TAL and the TAL Entities, (ii) violate, conflict with, result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument or commitment or obligation to which TCA, TAL or the TAL Entities or any of their respective properties may be bound or affected or to which they are parties or are bound or result in the creation of any Lien upon any of the properties included in the TAL Assets or (iii) violate any order, writ, injunction, decree, judgment, ruling, law, notice of violation, rule or regulation of any court, public body or authority or any other restriction of any kind or character, applicable to TCA, TAL or the TAL Entities or any of the TAL Assets.

                 (e) Consents and Approvals. Except as set forth on Schedule 10.2(e) hereto, there is no requirement applicable to TCA, TAL or the TAL Entities to make any filing with, or to obtain any permit, authorization or consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated hereby.

                 (f)  Title to Properties; Encumbrances.

                          (i) Schedule 10.2(f)(i) contains descriptions of all material items of tangible personal property and real property included in the TAL Assets, which comprise all material items of tangible personal property and real property used by TCA, TAL or the TAL Entities to operate the TAL Systems. Except as described in the following sentence, TCA, TAL or the TAL Entities have good, valid, and marketable title to (or in the case of leased assets, a valid leasehold interest in) all of the property included in the TAL Assets and validly hold all necessary state, local and federal authorizations, including FCC licenses or permits, and local franchises required to operate the TAL Systems in the manner in which they are currently being operated and the issuance of such authorizations are no longer subject to administrative or judicial review. None of such properties or assets is subject to any Lien of any kind (whether absolute, accrued, contingent or otherwise), except (a) as set forth in Schedule 10.2(f)(i) hereto, and
         (b) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto and do not impair the operation of the TAL Systems. When considered as a whole the TAL Assets are in good working condition. All items of cable plant and headend equipment included in the TAL Assets (a) have been maintained in a manner consistent with generally accepted standards of good engineering practice and (b) will permit the TAL Systems to operate in all material respects in accordance with the terms of the TAL Franchises and Licenses.

                          (ii) Schedule 10.2(f)(ii) sets forth a true and complete list of all of the TAL Franchises and Licenses. Each of the TAL Franchises and Licenses listed on Schedule 10.2(f)(ii) is valid and in full force and effect. No event has occurred with respect to any of the authorizations which permits, or after notice or lapse of time would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of such authorizations that would have a material adverse effect on the business of the holder of such authorization. TCA, TAL or the TAL Entities have filed as required by the appropriate franchising authorities all appropriate requests for renewal under the Communications Act, within 30 to 36 months prior to the expiration of each of the TAL Franchises and Licenses, with respect to the TAL Franchises and Licenses. Except as disclosed in Schedule 10.2(f)(ii) hereto, each of the TAL Systems is currently in compliance in all material respects with all of the TAL Franchises and Licenses. No party holding any such FCC authorization has any knowledge that any of its authorizations listed on Schedule 10.2(f)(ii) will not be renewed in the ordinary course or, where applicable, the facilities regulated by such authorization will not be constructed and put into commercial service within the applicable time period.

                 (g) No Adverse Change. Since September 30, 1995, (i) there has not been any material adverse change in the TAL Assets or in the financial condition or operation of the TAL Systems, and (ii) the TAL Assets and the financial condition and operations of the TAL Systems have not been materially and adversely affected as a result of any fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or otherwise.

                 (h) Litigation. Except as set forth on Schedule 10.2(h) hereto, there is no suit, action, charge, claim, inquiry, investigation or proceeding pending or, to the best knowledge of TAL, threatened against or affecting the TAL Systems or the ability of TCA, TAL or the TAL Entities to perform their obligations under this Agreement, nor, to the best knowledge of TAL, is there any valid basis for any such suit, action, charge, claim, inquiry, investigation or proceeding, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding affecting the TAL Systems.

                 (i) Compliance with Legal Requirements. TCA, TAL and the TAL Entities own and operate, and have owned and operated, their properties and assets, and carry on and conduct, and have carried on and conducted, their business in material compliance with all federal, foreign, state or local laws, statutes, ordinances, rules or regulations (including the Communications Act, the Copyright Act and the Cable Act and the rules and regulations promulgated thereunder) or any court or administrative order or process.

                 (j)  Environmental Matters.

                          (i) TCA, TAL and the TAL Entities are in compliance in all material respects with all applicable Environmental Laws applicable to the TAL Systems. To the best knowledge of TAL, there are no circumstances that may prevent or interfere with compliance with such Environmental Laws in all material respects in the future. None of TCA, TAL or the TAL Entities has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that TCA, TAL or the TAL Entities are not in full compliance with Environmental Laws applicable to the TAL Systems. All material permits and other governmental authorizations applicable to the TAL Systems currently held by TCA, TAL and the TAL Entities pursuant to the Environmental Laws are identified in Schedule 10.2(j)(i).

                          (ii) Except as set forth on Schedule 10.2(j)(ii) hereto, there is no Environmental Claim pending or threatened against TCA, TAL or the TAL Entities with respect to the TAL Systems or, to the best knowledge of TAL, against any person or entity whose liability for any Environmental Claims TCA, TAL or the TAL Entities have or may have retained or assumed either contractually or by operation of law.

                          (iii) Except as set forth on Schedule 10.2(j)(iii) hereto, to the best knowledge of TAL, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against TCA, TAL or the TAL Entities with respect to the TAL Systems or against any person or entity whose liability for any Environmental Claim TCA, TAL or the TAL Entities have or may have retained or assumed either contractually or by operation of law.

                          (iv) Without in any way limiting the generality of the foregoing, (a) to the best knowledge of TAL, all on-site and off-site locations where TCA, TAL or the TAL Entities have stored or disposed Materials of Environmental Concern in connection with the TAL Systems are identified in Schedule 10.2(j)(iv), (b) no underground storage tanks are located on property owned or leased by TCA, TAL or the TAL Entities with respect to the TAL Systems, (c) to the best knowledge of TAL, except as set forth on Schedule 10.2(j)(iv), there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by TCA, TAL or the TAL Entities with respect to the TAL Systems in violation of any applicable Environmental Laws, and (d) to the best knowledge of TAL, except as set forth on Schedule 10.2(j)(iv), no polychlorinated biphenyls (PCBs) are used or stored at any property owned or leased by TCA, TAL or the TAL Entities with respect to the TAL Systems in violation of any applicable Environmental Laws.

                 (k) TAL Assets Necessary to TAL Systems. The TAL Assets include all rights, properties, leases, licenses, permits, contracts and equipment and other assets necessary to permit the Partnership to operate the TAL Systems as presently operated, and other than the TAL Assets being transferred to the Partnership at the Effective Time and the TAL Excluded Assets, there are no other assets or properties owned by TCA, TAL or the TAL Entities or any affiliate, stockholder or third party which are reasonably necessary to operate the TAL Systems as presently operated.

                 (l) Taxes. TCA, TAL or the TAL Entities have timely filed or caused to be filed, or will file or cause to be filed, all federal, state, local and foreign tax returns required to be filed by them with respect to or which include the TAL Systems on or prior to the Effective Time (all such returns being true correct and complete) and have duly paid all Taxes due or claimed to be due from them from any taxing authority with respect to or imposed upon the TAL Systems for any period on or prior to the Effective Time, other than Taxes that are being contested in good faith through appropriate proceedings and for which an adequate accrual has been established.

                 (m)  ERISA

                          (i) Schedule 10.2(m) hereto sets forth a true and complete list of each employee benefit plan, program, arrangement or agreement that is maintained (or contributed to), or was maintained (or contributed to) at any time during the six (6) years immediately preceding the date of this Agreement (the "TAL Plans"), by TCA, TAL or the TAL Entities or by any trade or business, whether or not incorporated, which together with TCA, TAL or the TAL Entities would be deemed a "single employer" within the meaning of section 4001 of ERISA. A copy of each TAL Plan has been made available to Donrey.

                          (ii) Each of the TAL Plans has been written, operated and administered in substantial compliance with all applicable laws (including, without limitation, ERISA and the Code); each of the TAL Plans intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified; no TAL Plan is subject to section 412 of the Code or to Title IV of ERISA.

                          (iii) All contributions or other amounts due and payable from TCA, TAL or the TAL Entities to (or under) any TAL Plan prior to the Effective Time have been, or will be, paid on or before the Effective Time. There are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the TAL Plans or any trusts related thereto.

                          (iv) No TAL Plan provides benefits (including, without limitation, death or medical benefits, whether or not insured) to the current or former employees covered thereunder after their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any tax-qualified retirement plan, or (iii) benefits the costs of which are borne by the employee (or the employee's beneficiary)).

                          (v)  The consummation of the transactions
         contemplated by this Agreement will not accelerate the time of payment or vesting under any TAL

         Plan and will not increase the amount of compensation payable to any employee covered thereunder.

                 (n) Employees.

                          (i) There are no collective bargaining agreements applicable to any persons employed by TCA, TAL or the TAL Entities that render services in connection with the TAL Systems, and none of TCA, TAL or the TAL Entities has any duty to bargain with any labor organization with respect to any such persons. There are not pending any unfair labor practice charges against TCA, TAL or the TAL Entities, nor any demand for recognition, or any other request or demand from a labor organization for representative status with respect to any persons employed by TCA, TAL or the TAL Entities that render services in connection with the TAL Systems.

                          (ii) Except as set forth on Schedule 10.2(n), none of TCA, TAL or the TAL Entities is a party to any employment agreement, written or oral, relating to employees of the TAL Systems which cannot be terminated at will by TCA, TAL or the TAL Entities and, except as set forth on Schedule 10.2(m), none of TCA, TAL or the TAL Entities has had or currently has any pension or profit sharing or other employee benefit plan relating to employees of the Systems.


                                   ARTICLE XI

                                EMPLOYEE MATTERS

                 Section 11.1  Post-Closing Obligations to Employees.

                 (a)  Employment, Benefits and Compensation, Generally.

                          (i)  As used in this Section 11.1, the term
"Employees" shall mean and include any employee of Donrey who is actively working for the Donrey Systems as of the Effective Time and any employee of Donrey who is absent as of the Effective Time on short-term disability, Workers' Compensation or an authorized leave (such as maternity, military, family and medical leaves or other leaves where return to work is subject to statutory requirements), but was actively working for Donrey Systems immediately prior to such absence. As used in this Section 11.1, the term "TCA Employees" shall mean and include any Employee who shall have accepted an offer of employment made by TCA Management Co. in accordance with
Section 11.1(b)(ii) hereof and the term "Non-TCA Employees" shall mean and include any Employee who shall have received such an offer of employment but declined the offer.

                          (ii)  As of the Effective Time, TAL shall cause TCA
Management Co. to offer employment in substantially comparable positions to all Employees active as of the Effective Time who pass TCA Management Co.'s normal drug test for applicants. The employment of any active Employee who accepts the terms of employment so offered will commence at 12:01 A.M. on the day immediately after the Effective Time. When any Employee who is absent from Donrey on short-term disability or Workers' Compensation on the Effective Time is released therefrom in writing by the Employee's physician to return to active employment, TAL shall cause TCA Management Co. to offer immediate employment (upon receipt of such release) to such Employee, in a position substantially comparable to that which the Employee occupied before such absence but only at such time as the Employee is medically capable to perform the essential functions of the position occupied immediately before such absence. Employment in substantially comparable positions will be offered to those Employees seeking to return from any authorized leave. TAL shall not be required to cause TCA Management Co. to offer re-employment nor have any other obligation with respect to individuals who are on long-term disability as of the Effective Date.

                          (iii)  TAL will cause TCA Management Co. to pay a
base salary to each TCA Employee which is at least equal to the base salary being paid to such individual by Donrey immediately prior to the Effective Time. TAL will cause TCA Management Co. to maintain, without interruption, employee compensation and benefit plans, programs, policies and arrangements (including fringe benefits) that, in the aggregate, will provide benefits and compensation to the TCA Employees that are, at any time after the Effective Time, no less favorable than those provided to comparably situated other employees of TAL, TCA Management Co. or the Partnership.

                          (iv)  For purposes of determining eligibility and
vesting under all employee benefit plans, programs, policies, arrangements and fringe benefits of TCA, TAL, TCA Management Co. or the Partnership (collectively, the "TCA Plans"), TCA Employees shall be given credit for all service with Donrey and its affiliates and predecessors to the same extent as such service was credited for such purposes by Donrey. Additionally, in the case of any TCA Plan which is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), if a TCA Em-ployee was participating in the analogous Donrey plan as of the Effective Time, such TCA Employee shall immediately participate in the TCA Plan, to the extent permitted by applicable law.

                          (v)  Nothing in this Section 11.1 shall be deemed to
require the employment of any TCA Employee to be continued for any particular period of time after the Effective Time. However, if the employment of any TCA Employee in a given position shall be terminated by TCA Management Co. without the prior written consent of the TCA Employee within the one-year period immediately following the Effective Time and if such termination is) without "Cause" (as defined in this Section 11.1(a)(v)) and is not the result of the TCA Employee's (x) retirement on or after age 65, (y) death or (z) development of a physical or mental condition making the TCA Employee unable to substantially perform all the TCA Employee's duties, TAL shall use its best efforts to offer the TCA Employee immediate employment in a substantially comparable position within TCA Management Co. For purposes of this Section 11.1(a)(v), "Cause" shall mean (x) a TCA Employee's willful and continued failure to adequately perform substantially all his or her duties as a TCA Employee, or (y) a TCA Employee's willful engagement in conduct which is demonstrably and materially injurious to the employer, monetarily or otherwise.

                          (vi)  Donrey shall give TAL reasonable access to any
and all records necessary to administer all TCA Plans for the TCA Employees.

                          (vii)  Donrey shall be responsible for, and shall
cause to be discharged and satisfied in full, all amounts owed by Donrey prior to the Effective Time to any current or prior employee, including (i) wages, salaries and severance, (ii) amounts owed pursuant to any employment, incentive compensation or bonus agreements, or (iii) other benefits or payments on account of termination. Additionally, Donrey shall be responsible for, and shall cause to be discharged and satisfied in full, all compensation and benefit amounts (including any severance or termination pay) owed by Donrey to Non-TCA Employees at or after the Effective Time. Donrey shall indemnify TAL, TCA Management and the Partnership, and hold each of them harmless from any amounts described in this Section 11.1(a)(vii).

                          (viii)  Donrey shall assume full responsibility and
liability for offering and providing "continuation coverage" to any "covered employee" or "qualified beneficiary" who is covered by a "group health plan" sponsored, maintained or contributed to by Donrey and who has experienced a "qualifying event" or is receiving such "continuation coverage" prior to the Effective Time. Donrey shall also assume full responsibility and liability for offering and providing "continuation coverage" to any "covered employee" or "qualified beneficiary" who is covered by a "group health plan" sponsored, maintained or contributed to by Donrey who experiences a "qualifying event" at the Effective Time. TCA Management Co. shall assume full responsibility and liability at the Effective Time for offering and providing "continuation coverage" to any TCA Employee and his or her other "qualified beneficiaries" who are covered by a "group health plan" sponsored, maintained or contributed to by TCA Management Co. and who experience a "qualifying event" after the Effective Time. Continuation coverage, covered employee, qualified beneficiary, qualifying event and group health plan shall have the meanings given such terms under Section 4980B of the Code and Section 601 et seq. of ERISA. Donrey shall hold TAL, TCA Management and the Partnership, and any entity required to be combined with any or all of them under Section 414 of the Code ("Affected Parties") harmless from and fully indemnify such Affected Parties against any losses incurred or suffered by such Affected Parties which arise under a group health plan sponsored, maintained or contributed to by Donrey as a result of any action or omission of Donrey prior to the Effective Time. TAL shall hold Donrey and any entity required to be combined with Donrey under Section 414 of the Code ("Donrey Affected Parties") harmless from and fully indemnify such Donrey Affected Parties against any losses incurred or suffered by such Donrey Affected Parties which arise under a group health plan sponsored, maintained or contributed to by TCA Management Co. as a result of a qualifying event occurring after the Effective Time with respect to an Employee who becomes a TCA Employee or his or her other qualified beneficiaries.

                 (b)       Donrey Retirement Plan - Vesting and Asset Transfer.

                          (i)  Donrey shall cause the account balances as of
the Effective Time of all Employees who are participants in the Donrey Retirement Savings Plan (together with any predecessor plans which are part of such plan, the "Donrey Retirement Plan") as of the Effective Time to be completely vested as of the Effective Date.

                          (ii)  Donrey shall cause to be transferred from the
Donrey Retirement Plan to the TCA Deferred Savings and Retirement Plan (the "TCA Savings Plan") the liability for the account balances of all the TCA Employees who were participants in the Donrey Retirement Plan as of the Effective Time ("Retirement Plan Employees"), together with assets which are reasonably acceptable to the trustee of the TCA Savings Plan and the aggregate fair market value of which is equal to such liability, and TAL shall cause TCA to cause the TCA Savings Plan to accept such transfer (the acceptance of the liability being conditioned upon the asset transfer); provided, however, that the amount of the asset transfer shall be reduced by the aggregate amount of any payments and distributions made in accordance with Section 11.1(b)(iii) hereof from the Donrey Retirement Plan to or on behalf of Retirement Plan Employees between the Effective Time and the date of the asset transfer. Donrey and TAL shall cause TCA to adopt the resolutions required to make (and shall cause the Donrey Retirement Plan and the TCA Savings Plan, respectively, to be amended, if necessary, to permit) such transfer of assets and liabilities, preserving benefits protected by
Section 411(d)(6) of the Code and Section 204(g) of ERISA. The asset transfer shall take place as soon as practicable after the Effective Time; provided, however, that in no event shall such transfer take place until the later of the following occurs: (A) the mutual exchange of favorable determination letters from the Internal Revenue Service (the "IRS") with respect to the qualification of the Donrey Retirement Plan and the TCA Savings Plan, respectively, under
Section 401(a) of the Code, as amended to comply with changes to the qualification requirements of Section 401(a) of the Code made by the Tax Reform Act of 1986 and other recent legislation and regulations, or if a determination letter taking into account the provisions of the Tax Reform Act of 1986 and all subsequent legislation has not yet been received, then a determination letter taking into account all tax laws up until the enactment of the Tax Reform Act of 1986 may be furnished in lieu thereof, provided that, in addition, an acceptable representation from the respective plan administrator is furnished that an application for a determination letter taking into account all required tax law changes to date has been applied for (or will be applied for), that the respective plan administrator will take whatever actions the IRS requires to issue a favorable determination letter, that the respective plan has, at all times, been in operational compliance with all tax laws and that any amendments necessary to comply with such tax legislation have been (or will be) adopted in a timely manner, and (B) the receipt of any necessary governmental approval or filing of necessary governmental reports including but not limited to IRS Form 5310-A.

                          (iii)  Pending the completion of the asset transfer
described in this Section 11.1(b), Donrey and TAL shall make arrangements for any required payments or distributions to the Retirement Plan Employees from the Donrey Retirement Plan. Donrey and TAL shall provide each other with access to information reasonably necessary in order to carry out the provisions of this paragraph. Donrey and TAL shall each use their commercially reasonable efforts to satisfy promptly the conditions for such transfer and to implement such transfer as soon as practicable following the Effective Time.

                          (iv)  Notwithstanding any provision hereof to the
contrary, TCA Management Co. shall have no obligation to permit the TCA Savings Plan to accept a transfer of assets and liabilities from the Donrey Retirement Plan if such transfer would jeopardize the tax qualification of the TCA Savings Plan.

                 (c)  Medical and Welfare Plan Obligations.

                          (i)  TAL agrees to cause TCA Management Co. to waive
any limitations for preexisting conditions under its medical care plan with respect to the TCA Employees. With respect to long-term disability coverage for the TCA Employees, TCA agrees to cause TCA Management Co. to waive any limitations for preexisting conditions except any condition for which a TCA Employee received treatment (or was diagnosed) within three (3) months before the TCA Employee's date of hire by TCA Management Co. and which caused the TCA Employee to become disabled within twelve (12) months after such date of hire.

                          (ii)  Donrey shall pay all claims for medical and
dental benefits covered by any of its medical and dental care plans which relate to care services rendered on or before the Effective Time, regardless of when such claims may be filed and to the extent such plans would honor such claims in accordance with their terms under their administrative procedures established prior to the signing of this Agreement. In the calendar year which includes the Effective Time, TAL shall cause TCA Management Co. to honor any deductible and out-of-pocket expenses incurred by TCA Employees and their beneficiaries under Donrey's medical plans during the portion of the calendar year preceding the Effective Time, to the extent that information regarding such amounts is provided by Donrey to TCA Management Co.

                          (iii)  TAL shall cause TCA Management Co. to assume
the obligations of Donrey with respect to vacation time of TCA Employees which has been accrued, but not taken, as of the Effective Time.


                                  ARTICLE XII

                                  ARBITRATION

                 Section 12.1 Arbitration. Each of the Partners agrees to submit to binding arbitration any and all differences and disputes which may arise out of or are related to this Agreement, except for any dispute arising out of the failure of a

Partner to make a required Capital Contribution. Prior to initiating arbitration, the Partners shall first meet face-to-face to effect a resolution of the differences. Any differences which the Partners are unable to resolve in such face-to-face meeting shall be heard and finally settled in Fayetteville, Arkansas or in any other location mutually agreed upon by the parties, by binding arbitration in accordance with the Commercial Rules of the American Arbitration Association. Such arbitration shall be initiated in the Fayetteville, Arkansas office of the American Arbitration Association. Any award entered in any such arbitration shall be final, binding, and may be entered and enforced in any court of competent jurisdiction. The arbitrator shall make such orders, conduct and schedule all proceedings in connection with the arbitration so that final arbitration commences no less than thirty (30) days and concludes no later than seventy-five (75) days after a party files the initial notice of arbitration, and so that the final arbitration award is made and delivered to the parties within ninety (90) days after the filing of the initial notice of arbitration. Nothing herein contained shall be construed as preventing any party from instituting legal or equitable action in any jurisdiction against any of the other parties for temporary or similar provisional relief to the full extent permitted under the laws applicable to this Agreement, or any such other written agreement between the parties or the performance hereof or thereof or otherwise pending final settlement of any dispute, difference or question by arbitration. Any such provisional relief may be modified or amended in any way by the arbitrator at any time after his appointment. Each Partner shall pay the expenses of their own representatives, if any, and shall share all other costs of such arbitration, including the fees and expenses of the arbitrators.


                                  ARTICLE XIII

                                 MISCELLANEOUS

                 Section 13.1 Notices. Each Partner shall promptly give written notice to the other Partner upon becoming aware of the occurrence or, to its knowledge, a pending or threatened occurrence, of any event which would cause or constitute a breach of any of its representations, warranties or covenants contained or referenced in this Agreement and will use its best efforts to prevent or promptly remedy the same. All notices or other communications to parties under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex, facsimile transmission or other standard form of telecommunications, or by registered or certified mail or Federal Express delivery, postage prepaid, return receipt requested, addressed as follows:

                          If to Donrey:

                              DR Partners
                              3600 Wheeler Avenue
                              Fort Smith, Arkansas  72901
                              Attention:  Lynn Mosier

                          With copies to:

                              Stephens Group, Inc.
                              111 Center Street, Suite 2300
                              Little Rock, Arkansas  72203
                              Attention:  David Knight, Esq.

                                           and

                              Skadden, Arps, Slate, Meagher & Flom
                              919 Third Avenue
                              New York, New York  10022
                              Attention:  J. Michael Schell, Esq.

                          If to TAL:

                              TAL Financial Corporation
                              c/o TCA Cable TV, Inc.
                              3015 SSE Loop 323
                              Tyler, Texas 75713
                              Attention:   Randall L. Clark

                          With a copy to:

                              Jackson & Walker, L.L.P.
                              901 Main Street
                              Suite 6000
                              Dallas, Texas  75202
                              Attention:  James S. Ryan, III
or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 13.1.

                 Section 13.2 Governing Law. This Agreement and the Partnership created hereby shall be governed by and construed accordance with the laws of the State of Delaware. The parties further agree that any action relating to this Agreement shall be instituted and prosecuted in the Courts of the County of New Castle in the State of Delaware, and each party hereto hereby consents to the jurisdiction of said Courts and waives any right or defense relating to such jurisdiction and venue.

                 Section 13.3 Confidentiality. No Partner shall during the period such Partner is a Partner and at any time after such Partner has ceased to be a Partner, disclose any confidential or proprietary information with respect to the Partnership to any Person, except (i) with the prior written consent of the other Partners; (ii) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event the party making such disclosure shall so notify the other Partners as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information; (iii) as part of its normal reporting or review procedure to its parent company, if any, or partners, its auditors and its attorneys and other representatives; provided, that, such Partner shall be responsible for the compliance of its parent company, if any, or partners, auditors, attorneys and representatives with the provisions of this Section 13.3; (iv) in connection with the enforcement of such Partner's rights hereunder; (v) with respect to disclosures to an affiliate of, or professional advisor to, such Partner in connection with the performance by such Partner of its obligations hereunder; provided, that, such Partner shall be responsible for the compliance of its affiliates or professional advisors with the provisions of this Section 13.3; and (vi) to a prospective purchaser of all or a portion of such Partner's Partnership Interest in connection with a sale thereof in accordance with the terms of this Agreement; provided, that, such prospective purchaser agrees to be bound by the provisions of this Section
13.3. Except as provided in the immediately preceding sentence, no Partner, nor any of its affiliates, shall, during the periods referred to therein, use any confidential or proprietary information with respect to the Partnership.

                 Section 13.4 Amendments. This Agreement may be modified or amended only by an instrument in writing signed by all of the Partners.

                 Section 13.5 Entire Agreement. Except as provided herein, this instrument and the Management Agreement constitute the entire agreement between the Partners with respect to the Partnership and supersede all prior agreements, understandings, offers and negotiations, oral or written.

                 Section 13.6 Waiver of Partition. Each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Partnership property.

                 Section 13.7 Consents. All consents, agreements and approvals required or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Partnership.

                 Section 13.8 Successors; No Third Party Beneficiaries. Subject to Section 5.4, all rights and duties of the Partners hereunder shall inure to the benefit of and be binding upon their respective successors and assigns other than as contemplated by Article VIII hereof, neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto thereto any rights or remedies hereunder or thereunder.

                 Section 13.9 Further Assurances. Each party hereto agrees to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be necessary or expedient to create the Partnership, carry out the business of the Partnership or effectuate this Agreement.

                 Section 13.10 Headings. The Article and Section headings herein are for convenience of reference only and shall not affect the meaning or interpretation of any provision hereof.

                 Section 13.11 Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision which is not essential to the effectuation of the basic purposes of the Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable and contrary to the Act or existing or future applicable law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

                 Section 13.12 Survival. Except as expressly provided in this Agreement, all indemnities and reimbursement obligations made pursuant to this

Agreement shall survive dissolution and liquidation of the Partnership until expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a party would be entitled to be indemnified or reimbursed, as the case may be.

                 Section 13.13 Brokers. Donrey represents and warrants to TAL, and TAL represents and warrants to Donrey, that neither it nor any party acting on its behalf has incurred any liability, either express or implied, to any "broker" or "finder" or similar person in respect of any of the transactions contemplated hereby. TAL agrees to indemnify Donrey against, and hold it harmless from, and Donrey agrees to indemnify TAL against, and hold it harmless from, any liability, cost or expense (including, but not limited to, fees and disbursements of counsel) resulting from any agreement, arrangement or understanding made by such party with any third party for brokerage or finders' fees or other commissions in connection with this Agreement or the transactions contemplated hereby.

                 Section 13.14 Access. Between the date hereof and the Effective Time, each of TAL and Donrey will (i) provide to the other and its representatives, during normal working hours, full access to the premises, property, files, books, records, documents, and other information of or concerning the TAL Systems and the Donrey Systems, (ii) furnish to the other and its representatives financial, technical and operating data and other information pertaining to the business and property of the TAL Systems and the Donrey Systems, and (iii) permit the other and its representatives to conduct reasonable interviews of the employees, sales representatives and auditors of the TAL Systems and the Donrey Systems; provided, however, that any such investigation will be conducted in such a manner as not to interfere unreasonably with the operation of the business of the TAL Systems and the Donrey Systems. Between the date hereof and the Effective Time, each of TAL and Donrey will promptly notify the other in writing of (a) any default under any material Assumed Donrey Contract or material Assumed TAL Contract or (b) any material adverse change in the business, financial condition or results of operations of the Donrey Systems or the TAL Systems, in each case taken as a whole.

                 Section 13.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the Partners have executed this Amended and Restated Partnership Agreement as of the date first above written.

                             DR PARTNERS

                             By:      Stephens Group, Inc.,
                                       general partner



                             By:
                                  --------------------------------------------
                                      Title:
                                            ----------------------------------
                                      Name:
                                           -----------------------------------


                             TAL FINANCIAL CORPORATION



                             By:
                                  --------------------------------------------
                                      Title:
                                            ----------------------------------
                                      Name:
                                           -----------------------------------

         EXHIBIT A

                         INITIAL CAPITAL CONTRIBUTIONS


                                Adjusted Tax Basis        Fair Market Value
                                ------------------        -----------------


 TAL Systems


 Donrey Systems
                                ------------------        -----------------

                                                                       EXHIBIT B


                              MANAGEMENT AGREEMENT

                                                                       EXHIBIT C


                                     BUDGET

                                                                       EXHIBIT D


                           INSURANCE COVERAGE AMOUNTS

                                                                       EXHIBIT E


                          DONREY DISCLOSURE SCHEDULES

                                                                       EXHIBIT F


                            TAL DISCLOSURE SCHEDULES

                                                               EXHIBITS G-1, G-2


                        VALLEJO AND BARTLESVILLE LEASES

                                   EXHIBIT B

                         INITIAL CAPITAL CONTRIBUTIONS


                         Adjusted Tax Basis*               Fair Market Value
                         --------------------              -----------------
 TAL Systems                116,279,455                      326,250,000


 Donrey Systems              26,541,365                      108,750,000
                            -----------                      -----------
                            142,820,820                      435,000,000





______________
*        As of November 30, 1995